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                                                                   EXHIBIT 10.23

                   AMENDED AND RESTATED IPA SERVICES AGREEMENT

This amended and Restated IPA Services Agreement ("Agreement") is made and entered into by and between RENAISSANCE PHYSICIAN ORGANIZATION, INC., a not-for-profit corporation organized under the laws of the State of Texas ("RPO"), and HealthSpring, Inc., d/b/a Texas HealthSpring,Inc. ("Texas HealthSpring"), a Tennessee corporation licensed to operate in Texas as a health maintenance organization, as of this first day of MARCH, 2003 (the "Effective Date").

                                    RECITALS

A. RPO is a medical group, individual practice, association, professional association, corporation or other public or private entity that provides or arranges for the provision of professional medical services and medical products.

B. Texas HealthSpring is a corporation, which has the legal authority to enter into this Agreement, and to perform the obligations of Texas HealthSpring hereunder with respect to the Benefit Programs identified on the attached Addenda to this Agreement.

C. Texas HealthSpring desires to enter into this Agreement to arrange for RPO to render Contracted Services to Members of various Benefit Programs.

D. RPO desires to enter into this Agreement to render Contracted Services to Members of various Benefit Programs.

E. Texas HealthSpring desires to offer various Benefit Programs to Members in the RPO Service Area. The Effective Date of this Agreement with respect to a particular Benefit Program shall be the date of receipt by Texas HealthSpring of all licensure, certifications and approvals or execution of contract(s) between Texas HealthSpring and the appropriate government agencies as required for Texas HealthSpring to offer or provide services in connection with, such Benefit Program in the RPO Service Area as hereinafter, provided.

F. Texas HealthSpring and RPO executed that certain IPA Services Agreement as of October 1, 2002, and desire to amend and restate that agreement in its entirety as set forth in this Agreement

                                    AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and the covenants contained herein, the parties hereby agree as follows:

I.   DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings ascribed thereto unless another meaning is clearly required by the context in which such term is used. For purposes of Benefit Program(s) under the Medicare+Choice Program,
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     definitions respecting the matters set forth below shall not differ from the definitions set forth in Title XVIII, Part C of the Social Security Act (Sections 1851-1859; 42 U.S.C.A. Sections 1395w-21 to 28 (West Supp. 1998))
     and the rules and regulations promulgated thereunder.

     1.   AFFILIATE. Any person (as defined in Tex. Ins. Code Ann. Art. 21.49-1,
          Section 2(k)) that directly, or indirectly through one or more intermediaries, is controlled by, or is under common control with Texas HealthSpring.

     2. BENEFIT PROGRAM. Texas HealthSpring's, an Affiliate's or a Payor's performance of its obligations to provide, arrange or administer health care, provider networks, administrative or other related services pursuant to a written agreement between a public or private employer, Government Agency or other entity and Texas HealthSpring on behalf of itself and an Affiliate. The Benefit Programs covered under this Agreement are attached hereto as Addenda as applicable, which may be amended from time to time.

     3. BENEFIT PROGRAM REQUIREMENTS. The rules, procedures, policies, protocols and other conditions to be followed by RPO, RPO Providers and Participating Providers and Members with respect to providing Covered Medical Services under a particular Benefit Program.

     4. CAPITATION COMPENSATION. The per Member per month (PMPM) payment, indicated in the applicable Addenda to this Agreement, payable monthly for each Member who has selected or been assigned to an RPO Provider requiring RPO to provide or arrange for the provision of RPO Risk Services.

     5. CMS. The Centers for Medicare and Medicaid Services, an administrative agency of the United States government responsible for administering the Medicare+Choice Program.

     6. CMS CONTRACT. The contract between Texas HealthSpring or Payor and CMS under the Medicare+Choice Program

     7. CONTRACTED SERVICES. All professional medical and other Covered Medical Services, except Non-Covered Services, to be rendered by RPO or an RPO Provider to a Member in accordance with this Agreement. Where and when applicable, Contracted Services are defined as RPO Risk Services which are specified in an exhibit to the applicable Addendum.

     8. COORDINATION OF BENEFITS. The allocation of financial responsibility between two or more payors of health care services, each with a legal duty to pay for or provide Covered Medical Services to a Member at the same time.

     9. COPAYMENT. That portion of the cost of Covered Medical Services that a Member is obligated to pay under a particular Benefit Program, including a deductible and co-insurance. A Copayment may be either a fixed dollar amount or a percentage of the applicable Participating Provider contract rate. Texas HealthSpring will
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          advise Participating Providers of the amounts or methods by which
          Copayments may be determined and/or as outlined in the Provider
          Manual.

     10. COVERED MEDICAL SERVICES (COVERED SERVICES). The Medically Necessary health care services and supplies that a Member is entitled to receive benefits for in accordance with a Benefit Program as outlined in the applicable Addendum to this Agreement. Texas HealthSpring may waive any provision of the Benefit Program for an individual Member on a case-by-case basis; furthermore, Texas HealthSpring shall have final authority in determining whether services are Covered Medical Services.

     11. DELEGATED SERVICES. The administrative services, including but not limited to, services provided under the Utilization Management Program, the credentialing of RPO Providers, and claims processing and payment to RPO Providers performed by RPO or RPO's designee. RPO shall perform Delegated Services on behalf of Texas HealthSpring as required to provide or arrange for the provision of Covered Medical Services in accordance with this Agreement, a delegation services agreement of even date herewith by and between Texas HealthSpring and RPO (the "Delegated Services Agreement"), as amended from time to time, and the HMO Laws.

     12. EMERGENCY (EMERGENCY SERVICES). Health care services provided in a hospital emergency facility or comparable facility to evaluate and stabilize medical conditions manifesting themselves by acute symptoms of a recent onset and sufficient severity, including but not limited to severe pain, that would lead a prudent layperson, possessing an average knowledge of medicine and health to believe that his or her condition, sickness, or injury is of such a nature that failure to get immediate medical care could result in:

          - placing the patient's health in serious jeopardy (or, in the case of a behavioral condition, placing the health of such person or others in serious jeopardy);

          -    serious impairment to bodily functions;

          -    serious dysfunction of any bodily organ or part;

          -    serious disfigurement; or

          - in the case of a pregnant woman, serious jeopardy to the health of the fetus.

     13. GOVERNMENT AGENCY. Any local, State or federal government agency or entity with regulatory or other authority over Texas HealthSpring, this Agreement or any Benefit Program.

     14. HMO LAWS means, collectively, the Health Maintenance Organization Act of 1973 (42 U.S.C.A. Sections 300eto 300e-17) and applicable regulations thereunder, the Employee Retirement Income Security Act of 1974 (29 U.S.C.A. Sections 1001-1461) and applicable regulations thereunder, the Texas Health Maintenance Organization Act (Tex. Ins. Code Ann. Art. 20A.01-20A.39) and applicable regulations thereunder; Title XVIII and Title XIX of the Social Security Act and applicable regulations thereunder; all statutes, regulations and written guidance
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          issued by the applicable Government Agency applicable to a Benefit
          Program; and any additional State, local or federal laws and regulations applicable to Texas HealthSpring, as amended from time to time.

     15. MEDICALLY NECESSARY. The term "Medically Necessary," as applied to a health care service, means that the service satisfies all of the following conditions:

          - it is required for the diagnosis, treatment or prevention of an illness or injury, or a medical condition such as pregnancy,

          - it could not be omitted without adversely affecting the Member's condition;

          - it is not primarily for the convenience of the Member or the treating provider;

          - it is generally accepted as safe and effective treatment under standard medical practice in the community where the service is rendered and;

          - it is provided in the most cost-efficient manner that is consistent with an appropriate level of care.

     16. MEDICARE+CHOICE PROGRAM. The comprehensive managed care program for Medicare created under the Balanced Budget Act of 1997 and contained in Title XVIII, Part C of the Social Security Act (Sections 1851-1859; 42 U.S.C.A Sections 1395w-21 to -28 (West Supp. 1998)) and the rules and regulations promulgated thereunder.

     17. MEDICARE+CHOICE SERVICE AREA. The portion of the Service Area approved by the appropriate Government Agencies as being the area in which Texas HealthSpring may market and enroll Medicare+Choice Members (as defined in Addendum A). At any given time during the term of this Agreement, the Medicare+Choice Service Area consists of the list of counties currently approved by the appropriate Government Agencies as the Medicare+Choice Service Area.

     18. MEMBER: A person who is eligible to receive Covered Medical Services under a Benefit Program included in this Agreement.

     19. NON-COVERED SERVICES. Those health care services and supplies which are determined not to be Medically Necessary, or which otherwise are not Covered Medical Services under the applicable Benefit Program.

     20. OUT-OF-AREA SERVICES. Those Urgently Needed Services (as defined in Addendum A related to the Medicare+Choice Program) and Emergency Services provided while a Member is outside the Service Area.

     21. PARTICIPATING PROVIDER. A hospital, physician, physician organization, other health care practitioner or other organization which has a direct or indirect contractual relationship with Texas HealthSpring, a Payor or another Participating Provider to provide certain Covered Medical Services.

     22. PAYOR. Any public or private entity, which provides, administers, funds, insures or is responsible for paying Texas HealthSpring for Covered Medical Services rendered to Members under a Benefit Program.
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     23.  PAYOR AGREEMENT. An agreement, directly or indirectly, between Texas
          HealthSpring or an Affiliate and a Payor.

     24. PRIMARY CARE PHYSICIAN (PCP). The RPO Provider who is responsible pursuant to the applicable Benefit Program for coordinating and managing the delivery of Covered Medical Services to certain members selected or assigned to such physician and for whom RPO receives Capitation Compensation.

     25. PRIOR AUTHORIZATION. The written or telephonic, with written follow-up approval by Texas HealthSpring an Affiliate, a Payor, or other authorized person or entity, prior to admitting a Member to a hospital, or to providing certain other Covered Medical Services to a Member, which approval is required under the Utilization Management Program of the applicable Benefit Program.

     26. QUALITY IMPROVEMENT PROGRAM. The functions, including, but not limited to, credentialing and certification of RPO Providers, review and audit of medical and other records, outcome rate reviews, peer review and provider appeals and grievance procedures ("Member Grievance Procedures" or "Medicare+Choice Grievance Procedures") performed or required by Texas HealthSpring, an Affiliate, a Payor, or any other authorized person or entity, to review the quality of Covered Medical Services rendered to Members.

     27. REFERRAL. When required under a Benefit Program, the written approval from the Member's PCP, which may specify the number of visits, the type and number of treatments, or period of time, in relation to the diagnosis, that will constitute Covered Medical Services as may required under a Utilization Management Program and Benefit Program for a Member to receive Covered Medical Services from a physician (usually a specialist) or other health care professional or organization. Referral to a non-Participating Provider generally requires Prior Authorization.

     28. RPO PROVIDER. The physicians and allied health professionals who contract with RPO, or are employed by RPO Providers, to provide Contracted Services to Members.

     29. RPO RISK SERVICES. Contracted Services and such other Covered Medical Services as referenced in Exhibit 3 to Addendum A for which RPO has accepted Capitation Compensation under the applicable Benefit Programs to which the Addendum applies.

     30. RPO SERVICE AREA. The geographic area(s), specified by county, or a portion thereof, in which RPO shall provide Contracted Services or arrange for the provision of Covered Medical Services for Members by Benefit Program which are described in the applicable Addendum to this Agreement. The RPO Service Area may be amended as agreed upon between Texas HealthSpring and RPO in accordance with Section 6.1 below.
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     31.  SERVICE AREA. The geographical area in which Texas HealthSpring is authorized by law to serve Members in accordance with the terms and conditions of this Agreement.

     32. STATE. The state of Texas, which has issued the licensure, certification and accreditation of Texas HealthSpring and in which RPO and RPO Providers are to provide Contracted Services under this Agreement.

     33. UTILIZATION MANAGEMENT PROGRAM. The functions, including, but not limited to Prior Authorization, Referral and prospective, concurrent and retrospective review, performed or required by Texas HealthSpring, an Affiliate, a Payor, or any other authorized person or entity, as required by the HMO Laws, to review and determine whether medical services or supplies which have been or will be provided to Members are covered under a Benefit Program and meet the criteria as Medically Necessary.

II.  PERFORMANCE PROVISIONS/REPRESENTATIONS OF RPO AND RPO PROVIDERS

     2.1. RPO REPRESENTATIONS AND WARRANTIES.

          (a) RPO warrants that it has the authority to contract on behalf of RPO Providers and to bind them to all of the terms and provisions of this Agreement. RPO will provide Texas HealthSpring with representative agreements or certified excerpts thereof demonstrating such authority. RPO will notify RPO Providers of their rights and duties under this Agreement, and of all amendments and modifications thereto.

          (b) RPO agrees to provide Texas HealthSpring with copies of its current standard agreements with RPO Providers concurrently with the execution of this Agreement and, thereafter, upon each anniversary of this Agreement's Effective Date, its written policies and procedures pursuant to such agreements, and its bylaws and articles of incorporation and any modifications thereto. No such modification shall affect the terms of this Agreement unless Texas HealthSpring and RPO agree in writing to make such modification part of this Agreement.

          (c) RPO represents that the terms of this Agreement do not conflict with the terms of its agreements with RPO Providers; nonetheless, RPO represents that the terms of this Agreement shall apply in any situation where there is an inconsistency or conflict with the terms of any agreement between the RPO Provider and RPO or with respect to any matter which is not addressed in any such agreement between the RPO Provider and RPO, and that RPO shall be responsible to Texas HealthSpring for any such inconsistency or conflict in terms.

          (d) RPO shall provide Texas HealthSpring with, but not limited to, a list of the names, practice locations, federal tax identification numbers, medical
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               practice license number, DEA number, DPS number. Medicare
               certification number, professional practice name and legal partnerships and the business hours of all physicians and allied health professionals that contract with RPO in a format acceptable to RPO and Texas HealthSpring. Texas HealthSpring and RPO shall mutually agree upon the inclusion of specific physicians and allied health professionals to be RPO Providers. RPO shall provide Texas HealthSpring with updated additions, deletions, status changes, and address changes to the list of RPO Providers in a format acceptable to Texas HealthSpring. Texas HealthSpring and RPO shall mutually agree when to include additional physicians and other providers of health care as RPO Providers under this Agreement. Texas HealthSpring and RPO shall come to agreement over the inclusion of additional physicians and other providers of health care as RPO Providers within sixty (60) days following Texas HealthSpring's receipt of RPO's request.

          (e) RPO shall use commercially reasonable efforts to ensure that all RPO Provider comply with all applicable terms and conditions of this Agreement, including, without limitation, the obligations of RPO set forth in Section 2, Section 3 and Section 5 hereof, and to ensure that the obligations contained in such Sections are included in RPO's agreements with RPO Providers.

          (f)  RPO shall notify Texas HealthSpring in writing at least sixty
               (60) days prior to any action by RPO to terminate an RPO Provider's agreement with RPO. When sixty (60) days prior notice is not possible, RPO shall provide as much advance notice as possible. RPO shall immediately notify Texas HealthSpring whenever an RPO Provider fails to renew his or her agreement with RPO, whenever RPO has reason to believe an RPO Provider will fail to renew his or her agreement with RPO, and whenever RPO knows of an occurrence causing the immediate termination of an RPO Provider under Section 2.1(h) of this Agreement.

          (g) RPO shall terminate the participation of a particular RPO Provider under this Agreement immediately upon request of Texas HealthSpring, after appropriate notification to the Board of Directors of RPO, in the event of:

               (1) any misrepresentation or fraud by an RPO Provider in the credentialing process; or

               (2) any action by an RPO Provider which, in the reasonable judgment of Texas HealthSpring, constitutes gross misconduct or may jeopardize the health and safety of a Member; or

               (3) an RPO Provider's loss, suspension or restriction of his or her license to practice medicine or dentistry, narcotic registration
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                    certificate issued by the Drug Enforcement Administration
                    ("DEA"), or certification to participate in Medicare or Medicaid.

          (h) RPO shall terminate the participation of a particular RPO Provider under this Agreement upon request of Texas HealthSpring, after appropriate notification to the Board of Director of RPO, in the event of:

               (1) an RPO Provider's failure to comply with Texas HealthSpring's or a Payor's Utilization Management Program, Quality Improvement Program and/or Texas HealthSpring's credentialing criteria; or

               (2) an RPO Provider's failure to maintain professional liability insurance in accordance with this Agreement.

               (3) A loss of medical staff privileges as a result of a quality or peer review investigation or finding by the facility having granted privileges.

          (i) PROCESS OF TERMINATION. At least ninety (90) days prior to the termination of an RPO Provider's status as a Participating Provider, Texas HealthSpring shall provide written explanation to RPO of the reasons for termination, except in the case of imminent harm to patient health, action against license to practice medicine or dentistry or fraud or malfeasance, in which case termination may be immediate. On request and before the effective date of the termination of an RPO Provider's status as a Participating Provider, but within a period not to exceed sixty
               (60) days, an RPO Provider shall be entitled to a review of Texas HealthSpring's proposed termination by an advisory review panel, except in a case in which there is imminent harm to patient health or an action by a state medical or dental board, or other medical or dental licensing board, or other licensing board or Government Agency, that effectively impairs the RPO Provider's ability to practice medicine, dentistry, or another profession, or in a case of fraud or malfeasance. The advisory review panel shall be composed of Participating Providers including at least one representative in the RPO Provider's specialty or a similar specialty, if available, appointed to serve on the standing quality improvement committee or utilization review committee of Texas HealthSpring. The decision of the advisory review panel must be considered but is not binding. Texas HealthSpring shall provide to the affected RPO Provider, on request, a copy of the recommendation of the advisory review panel and Texas HealthSpring's determination. RPO Provider shall be entitled to an expedited review process by Texas HealthSpring on request of RPO Provider. Except for termination based on imminent harm to Members, Texas HealthSpring shall notify Members of the termination by Texas Health Spring of RPO Provider's status as a Participating Provider at least thirty (30) days prior to the effective date of the termination or the date the advisory review panel makes a formal recommendation.
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          (j)

               (1) Effect of Termination. In the event that a Member is receiving Contracted Services at the time the RPO Provider's contract terminates, an RPO Provider shall continue to provide Contracted Services to the Member until: (a) treatment is completed; or (b) the Member is assigned to another Participating Provider; or (c) Member ceases to be covered; provided, however, that an RPO Provider may be required by law to continue providing care beyond such termination period to a Member who (1) has entered her second trimester of pregnancy or (2) been diagnosed with a terminal illness or (3) been identified by an RPO Provider as having special circumstances, such as disability, acute condition or life-threatening illness. Compensation to RPO for such Contracted Services shall be at the rates contained in the Addendum that applies to the applicable Benefit Program. With respect to Benefit Programs under the Medicare+Choice Program, RPO acknowledges and agrees that in the event of Texas HealthSpring's or an applicable Payor's insolvency or other cessation of operations, benefits to Members will continue through the period for which payment from CMS to Texas HealthSpring or such Payor has been paid, and benefits of Members who are inpatients in a hospital on the date of insolvency or other cessation of operations will continue until their discharge. Compensation to the RPO Provider shall be in accordance with the contract between RPO and the RPO Provider, not to exceed (i) ninety (90) days from effective date of termination or (ii) beyond nine (9) months in the case of a Member who at the time of termination has been diagnosed with a terminal illness or special circumstance or (iii) through delivery of the child, immediate postpartum and the follow-up checkup within the first six weeks of delivery for a Member who at the time of termination is past the 24th week of pregnancy.

               (2) Member Notification. RPO and RPO Providers remain liable for any obligations or liabilities arising from conduct prior to the effective termination date. Texas HealthSpring shall notify Members seeking professional services after the date of termination that the RPO Provider is no longer a Participating Provider. If an RPO Provider is terminated for reasons other than the RPO Provider's request, Members will not be notified until the effective date of the termination is known or until such time as the review panel makes a formal recommendation. If an RPO Provider is terminated for reasons related to imminent harm, Texas HealthSpring will notify Members immediately.
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               (3)  Continuity of Treatment. Texas HealthSpring will notify the
                    Member within thirty (30) days of any impending termination of a Primary Care Physician from Texas HealthSpring's network who is currently treating the Member. Texas HealthSpring will notify the Member within thirty (30) days of any impending termination of a specialist provider from Texas HealthSpring's network, who is currently treating the Member or has treated the Member within the past six (6) months. If the RPO Provider's contract is terminated for any reason other than medical competence or professional behavior, RPO and RPO Provider shall continue the course of treatment of a Member that began prior to such termination or expiration until the Member can, without medically injurious consequences, be transferred to the care of another Participating Provider. RPO Provider shall be compensated for the aforementioned continued provision of ongoing treatment to a Member who is then receiving Medically Necessary treatment in accordance with the dictates of medical prudence for a special circumstance, such as treatment for a Member who has a disability, acute condition, or life-threatening illness, or is past the 24th week of pregnancy in exchange for continuity of ongoing treatment of a Member then receiving medically necessary treatment in accordance with the dictates of medical prudence. "Special circumstances" means a condition such that the treating physician reasonably believes that discontinuing care by the treating physician or provider could cause harm to the Member. The special circumstance shall be identified by the treating physician, who must request that the Member be permitted to continue treatment under the physician's care. In such cases, RPO will continue to reimburse the physician at no less than at the contract rate for the continued provision of ongoing treatment to a Member and neither RPO nor RPO Provider may seek payment from the Member of any amount for which the Member would not be responsible if the physician were still in Texas HealthSpring's Participating Provider network. RPO Provider shall abide by the determination of the applicable Payor's Member Grievance Procedure, including but not limited to grievance procedures for resolving disputes regarding the necessity for continued treatment, as described in the Texas HealthSpring Member Grievance Procedures.

               (4) RPO shall secure and compensate its own Medical Director who shall oversee RPO's compliance with Texas HealthSpring's professional review programs, and assist Texas HealthSpring in the development of medical policy guidelines. Such
                    Medical Director shall interface with Texas HealthSpring's Medical Director to support Texas HealthSpring's Utilization and Quality Improvement Programs.
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     2.2. INDIVIDUAL PROVIDER REPRESENTATIONS AND WARRANTIES. RPO represents and warrants, for itself or for each RPO Provider, as applicable, that RPO or RPO Provider:

          (a)  is licensed by the State(s) to provide Contracted Services;

          (b) provides Contracted Services in compliance with all applicable local, State, and federal laws, rules, regulations and professional standards of care;

          (c) is certified to participate in Medicare under Title XVIII of the Social Security Act, and in Medicaid under Title XIX of the Social Security Act or other applicable State law pertaining to Title XIX of the Social Security Act;

          (d) holds active staff privileges on the medical staff(s) of one or more hospital Participating Providers, where applicable or accesses the RPO hospital in-patient manager in lieu of holding such active staff privileges;

          (e) holds a current DEA narcotic registration certificate, where applicable, and current State narcotics license;

          (f) shall maintain such licensure, compliance, certification and registration throughout the term of this Agreement;

          (g) shall maintain all required professional credentials and meet all continuing education requirements necessary to retain certification as mandated by county, state or Federal regulations; and

          (h) shall maintain a professional relationship with, and shall be solely responsible to such Member for treatment and medical care for, each Member for whom such RPO Provider has been selected as such Member's PCP.

     2.3. PROVISION OF SERVICES. RPO agrees to render, or to ensure that RPO Providers render, Contracted Services to Members of the Benefit Programs covered under this Agreement, in accordance with:

          (a)  The terms and conditions of this Agreement;

          (b) All laws, rules and regulations, policies and procedures applicable to RPO, Texas HeaithSpring, Affiliates and Payors;

          (c) The Utilization Management Program, Quality Improvement Program, Benefit Program Requirements and grievance, appeals and other policies and procedures of the particular Benefit Program under which the Covered Medical Services are rendered;

          (d) The same manner, and with the same availability, as services are rendered to other patients;

          (e) The minimum clinical quality of care and performance standards that are professionally recognized and/or adopted, accepted or established by Texas HealthSpring.

          (f) Where and when applicable, RPO shall accept compensation for each Benefit Program outlined in the attached Addenda from an Affiliate in return for services to Members of Benefit Programs offered by an Affiliate.

     2.4. OFFICES AND HOURS. RPO shall use commercially reasonable efforts to cause RPO Providers to maintain such offices, equipment, patient service personnel and allied health personnel as may be necessary to provide Contracted Services under this Agreement. RPO shall cause RPO Provider to provide Contracted Services under this Agreement at RPO Provider's offices during normal business hours. Further, the RPO Provider that is on call shall be available to provide Covered Medical Services, when appropriate, on an Emergency basis twenty-four (24) hours a day, seven (7) days a week, but in no case to exceed one hour. RPO shall be available to authorize or deny authorization for Contracted Services for post stabilization care following treatment or stabilization of an Emergency medical condition, within the time appropriate to the circumstances relating to the delivery of the service and the condition of the patient.

     2.5. COVERAGE. RPO Provider shall arrange for coverage, in the event of RPO Provider's illness, vacation or other absence from his or her practice, and shall use his or her best efforts to ensure that such coverage is by a Participating Provider possessing the same or similar qualifications. If such coverage is not by a Participating Provider, RPO and RPO Provider shall use his or her best commercially reasonable efforts to cause such covering professional to abide by the terms of this Agreement.

     2.6. NON-DISCRIMINATION AND ACCEPTANCE OF MEMBERS. RPO and RPO Provider shall not discriminate against any Member in the provision of Contracted Services hereunder, whether on the basis of the Member's age, sex, race, color, religion, ancestry, national origin, disability, health status, source of payment, utilization of medical or mental health services or supplies or other unlawful basis in accordance with the HMO Laws, and additional State, local, and federal laws and regulations. Furthermore RPO and RPO Provider shall not discriminate against any Member in the provision of Contracted Services because of the filing by such Member of any complaint, grievance or legal action against RPO, RPO Provider, Texas HealthSpring, an Affiliate, or a Payor. RPO shall assure that if an RPO Provider is accepting new patients from health maintenance organizations other than Texas HealthSpring for a given Benefit Program, such RPO Provider shall continue to accept new Members under the applicable Benefit Program. If an RPO Provider will no longer be accepting new patients from any health maintenance organizations, RPO will notify Texas HealthSpring in writing, at least sixty (60) days prior to the patient panel closure.

     2.7. SUBCONTRACTING. RPO shall not subcontract for the performance of Contracted Services under this Agreement without the prior written consent of Texas HealthSpring, which shall not be unreasonably withheld or delayed. RPO may subcontract for the provision of such services with entities acceptable to Texas HealthSpring. A subcontract with an RPO Provider shall be consistent with the terms and conditions of this Agreement and include an express agreement by RPO Provider (i) to perform the obligations of RPO Provider under this Agreement, (ii) that following payment by Texas HealthSpring to RPO in accordance with the terms and conditions of this Agreement, RPO is solely responsible, and Texas HealthSpring has no responsibility or liability, for any amounts owed to an RPO Provider for Contracted Services provided to Members by such RPO Provider, and (iii) Texas HealthSpring has no responsibility or liability as a result of nonpayment or other breach by RPO under its subcontract with RPO Provider. RPO agrees to oversee RPO Provider's performance of its obligations under such subcontract and to be accountable to Texas HealthSpring and Members for the negligent performance or nonperformance of any obligation under such subcontract related to the provision of Covered Medical Services to Members. Each RPO Provider must meet Texas HealthSpring's credentialing requirements as a condition precedent to RPO Provider's status as a Participating Provider under this Agreement. RPO shall furnish Texas HealthSpring with copies of the first page and signature page of such subcontracts within ten (10) days of execution of this Agreement and ten (10) days of execution of any subsequent subcontracts by RPO. Each such subcontractor shall meet Texas HealthSpring's credentialing requirements, prior to the subcontract becoming effective.

     2.8. UTILIZATION MANAGEMENT REQUIREMENTS. RPO agrees and shall use commercially reasonable efforts to cause all RPO Providers to participate in, cooperate with and comply with all decisions rendered in connection with Texas HealthSpring's, an Affiliate's, or a Payor's Utilization Management Program. RPO also agrees and shall use commercially reasonable efforts to cause all RPO Providers to provide such records and other information as may be required or requested under such Utilization Management Program. RPO shall accept delegation of and perform utilization management with respect to Contracted Services provided under this Agreement in accordance with the Delegated Services Agreement. RPO shall perform such utilization management in accordance with the performance standards and criteria of Texas HealthSpring or a Payor. Texas HealthSpring shall have the right to audit RPO's performance of utilization management as solely determined by Texas HealthSpring and to reassume the obligation for utilization management in the event Texas HealthSpring determines that RPO either does not have the capacity to perform, or is not effectively performing utilization management.

     2.9. PRIOR AUTHORIZATION AND REFERRALS. RPO shall be available for post Emergency stabilization authorizations as required by Section 2.4, above. Unless a particular

          Benefit Program or Utilization Management Program contains no such requirement, or except in an Emergency, RPO agrees not to seek payment from Texas HealthSpring or a Payor for Contracted Services rendered to a Member unless Prior Authorization or a Referral was obtained for the rendering of such services. Such Prior Authorization or Referral may be issued by Texas HealthSpring, RPO or the applicable Payor, as applicable according to the Member's Benefit Program. Other than in an Emergency, RPO shall use commercially reasonable efforts to cause RPO Providers to agree to obtain Prior Authorization or a Referral, by telephone if necessary, before providing Contracted Services or ordering other Covered Medical Services. When and where RPO, on behalf of RPO Providers, is not compensated on a Capitation Compensation basis, if Prior Authorization or a Referral cannot be obtained, RPO Provider agrees to notify Texas HealthSpring or the applicable Payor, as applicable, as soon as possible, but no later than twenty-four (24) hours after providing the Contracted Services, or ordering the other Covered Medical Services, or on the next working day.

     2.10. PARTICIPATING PROVIDERS/MENTAL HEALTH CARE PROVIDERS. Except in an Emergency, as otherwise described in the applicable Benefit Program Requirements, or as otherwise required by law, RPO shall refer Members only to Participating Providers for Covered Medical Services. For certain specialized procedures and services which cannot be rendered by the Participating Providers, Texas HealthSpring or a Payor shall discuss the use of appropriate non-participating providers with RPO. Additionally, if so required under the applicable Benefit Program Requirements, RPO shall admit Members only to designated hospital Participating Providers. If Medically Necessary Covered Medical Services are not available through Texas HealthSpring's Participating Provider network, Texas HealthSpring will, upon request of a Participating Provider, within a reasonable time period, allow referral to a non-Participating Provider. In the event that a requested referral is denied, the request shall be reviewed by a specialist of the same or similar specialty or the type of physician or provider to whom a referral was requested if requested by the Member or the Member's Primary Care Physician. RPO and RPO Providers shall direct any Member who appears to be in need of mental health or chemical dependency services to the provider designated by Texas HealthSpring to provide or arrange for such mental, health and chemical dependency services. A Referral is not required. Texas HealthSpring will update RPO and RPO Providers in the event Texas HealthSpring alters its arrangements for such mental health and chemical dependency services.

     2.11. CASE MANAGEMENT. Texas HealthSpring shall arrange for case management services to Members with complex medical conditions to ensure that care is provided in a manner, which encourages quality and continuity of care. RPO and RPO Provider shall cooperate fully with Texas HealthSpring in such case management activities, including, without limitation, providing information that may be required for Texas HealthSpring to determine the need for case management and to transfer of Members to designated Participating Providers for cost effective care.

     2.12. OUT-OF-AREA SERVICES. RPO and RPO Provider and Texas HealthSpring shall cooperate fully with each other in activities relating to management and coordination of Out-of-Area Services, including, without limitation: (a) providing information necessary to transfer a Member to a Participating Provider in the RPO Service Area; (b) immediately notifying Texas HealthSpring or RPO of known or suspected provision of Out-of-Area Services to a Member (c) and accepting the transfer of a Member to the care of RPO or RPO Provider following such Member's receipt of Out-of-Area Services.

     2.13. QUALITY IMPROVEMENT PROGRAM. RPO shall be solely responsible for the quality of Contracted Services rendered to Members. The quality of Contracted Services rendered to Members shall be monitored under the Quality Improvement Program applicable to the particular Benefit Program. RPO agrees to participate in, cooperate with and comply with all decisions rendered by Texas HealthSpring or a Payor in connection with a Quality Improvement Program. RPO also agrees to provide such medical and other records with reasonable notice upon receipt of written request, and such review data and other information as may be required or requested under a Quality Improvement Program, including outcome reporting in accordance with, but not limited to, the then current version of the Health Plan Employer Data and Information Set (HEDIS). In the event that the standard or quality of care furnished by RPO or RPO Provider is found to be unacceptable under any Quality Improvement Program, Texas HealthSpring shall give written notice to RPO to correct the specified deficiencies within the time period specified in the notice. RPO shall correct such deficiencies within that time period.

     2.14. CREDENTIALING OF RPO AND/OR RPO PROVIDERS. RPO shall accept delegation of and perform credentialing of RPO Providers. RPO shall perform such credentialing in accordance with the performance standards and criteria of Texas HealthSpring or a Payor as outlined in the Delegated Services Agreement. Texas HealthSpring shall have the right to audit RPO's performance of its credentialing functions from time to time, and to reassume the obligation for credentialing in the event Texas HealthSpring determines that RPO either does not have the capacity to perform, or is not effectively performing, credentialing of RPO Providers.

     2.15. NOTICE OF ADVERSE ACTION. RPO shall notify Texas HealthSpring in writing, within three (3) days of receiving any written or oral notice of any adverse action, including, without limitation, any malpractice suit or arbitration action, or other suit or arbitration action naming or otherwise involving RPO, an RPO Provider (to the extent RPO has notice of same), Texas HealthSpring or any Payor, and of any other event, occurrence or situation which might materially interfere with, adversely affect, modify or alter performance of any of RPO's or RPO Provider's duties or obligations under this Agreement. RPO shall forward to Texas

          HealthSpring any written complaint or grievance or oral complaint or grievance, relating to quality of care, of a Member against RPO, an RPO Provider, Texas HealthSpring or any Payor within twenty-four (24) hours of receipt thereof. RPO shall maintain a written record of any Member complaint and provide such record to Texas HealthSpring promptly upon request. RPO also shall notify Texas HealthSpring promptly of any action against RPO or RPO Provider with respect to any license, certification under Title XVIII or Title XIX or other applicable statute of the Social Security Act or other State federal or local law.

     2.16. PROFESSIONAL LIABILITY INSURANCE/RPO RISK SERVICES REINSURANCE. RPO, at its sole cost and expense, shall maintain insurance coverage as follows: (i) comprehensive general liability insurance with limits of at least one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) as an annual aggregate; and (ii) professional liability insurance with limits of at least two million dollars ($2,000,000) per occurrence and as an annual aggregate. Unless otherwise mutually agreed to by RPO and Texas HealthSpring, Participating Providers are required to maintain a minimum professional liability insurance in the amount of two hundred thousand dollars ($200,000) per claim and six hundred thousand dollars ($600,000) in aggregate of all claims per policy year. At minimum, all Participating Providers shall maintain professional liability insurance in an amount equal to the greater of the highest amount required by law or the requirements within this paragraph. RPO agrees to provide Texas HealthSpring with written evidence, acceptable to Texas HealthSpring, of such insurance coverage within three (3) days of such request by Texas HealthSpring. RPO also agrees to notify, or to ensure that its insurance carriers notify Texas HealthSpring at least thirty (30) days prior to any proposed termination, cancellation or material modification of any policy for all or any portion of the coverage provided for above. At its sole cost and expense, RPO shall maintain stop loss insurance covering all claims from RPO Providers and other providers for all Covered Medical Services which are Contracted Services rendered to Members in an amount acceptable to Texas HealthSpring for such Contracted Services per Member per calendar year as are incurred during the life of this Agreement.

     2.17. LISTING OF RPO PROVIDERS. RPO agrees that Texas HealthSpring and Payors may list the name, address, telephone number and other factual information of RPO and all of RPO Providers, in its marketing and informational materials. RPO shall supply all printed materials and other information relating to its operations, description of services, or information necessary for Texas HealthSpring to complete a request for proposal within three (3) days of Texas HealthSpring's request.

     2.18. NON-SOLICITATION. Neither RPO, nor any RPO Provider, nor any employee, agent or subcontractor of RPO shall solicit or attempt to convince or otherwise persuade any Member not to participate or to discontinue participation in any Texas HealthSpring or Payor Benefit Program for which RPO or RPO Provider renders Contracted Services under this Agreement. Further, RPO and RPO Providers and their employees and subcontractors, shall treat Members promptly, fairly and courteously. Texas HealthSpring and RPO agree that nothing in this Agreement shall be construed as a limitation of RPO's or RPO Provider's right or obligation to discuss in good faith with the Member, prospective enrollee, or former Member (collectively the "Patient") information regarding the Patients health, including the Patient's medical condition, treatment options, or information regarding the provisions, terms, requirements or services of Texas HealthSpring as they relate to the medical needs of the Patient, all in accordance with HMO Laws.

     2.19. ENCOUNTER REPORTING. For Members for which RPO receives Capitation Compensation under this Agreement, RPO shall provide Texas HealthSpring with the Member/RPO Provider encounter information, via personal computer diskette, magnetic tape or electronic transmission in a mutually agreed upon format for each encounter with a Member during a calendar month. Such electronic encounter information materials shall be complete, accurate and provided to Texas HealthSpring by the fifteenth (15th) day of the month following the month in which the encounter occurred. Additionally, RPO shall promptly provide Texas HealthSpring with all corrections to and revisions of such encounter data.

     2.20. BENEFIT PROGRAMS; NEW OR ADDITIONAL BENEFIT PROGRAMS. The Effective Date of this Agreement with respect to a particular Benefit Program(s) shall be the first day of the subsequent month following the later to occur of the following events: (a) the date on which this Agreement is executed by Texas HealthSpring and RPO; or (b) the date of receipt by Texas HealthSpring of all licensure, certification and regulatory approvals or execution of contract(s) between Texas HealthSpring and a Government Agency as required for Texas HealthSpring to offer, or provide services in connection with, such Benefit Program in the RPO Service Area. If Texas HealthSpring is unable to obtain such licensure, certification or regulatory approvals, or contract with a Government Agency after due diligence, Texas HealthSpring shall notify RPO and both parties shall be released from any liability under this Agreement with respect to the Benefit Program(s) in question; provided however, that if such licensure, certification or regulatory approval, or contract with a Government Agency, is conditioned upon amendment of this Agreement, then this Agreement shall be amended automatically pursuant to Section 6.1 hereof. Furthermore, RPO acknowledges that Texas HealthSpring may develop new or additional Benefit Programs in RPO's Service Area, and RPO agrees to negotiate with Texas HealthSpring in good faith to amend this Agreement to include such new or additional Benefit Programs as requested by Texas HealthSpring. Where a new Benefit Program falls under existing Addenda(s), then the applicable contract rates shall automatically apply.

     2.21. PAYMENT OF APPLICABLE TAXES. RPO shall be solely responsible for the collection and payment of any sales, use or other applicable taxes on the sale or delivery of medical services.

     2.22. TIMELY ASSIGNMENT OF MEMBERS. Where required under a Benefit Program, Texas HealthSpring shall require Members to select specified Participating Providers at the time of enrollment. In the event a Member does not select a PCP or other Participating Providers within sixty (60) days, Texas HealthSpring shall automatically assign such Member (the "Undesignated Member") to the participating provider determined by Texas HealthSpring to receive all Undesignated Members. The Member shall be informed of the name, address, and telephone number of the assigned PCP or other Participating Providers. Upon automatic assignment of PCP, the Member may change to another PCP of choice. The 1st change shall not be counted as a change in providers for the purposes of limitation. Texas HealthSpring shall notify the selected PCP within thirty (30) working days of Member assignment.

     2.23. MEMBER GRIEVANCE PROCEDURES. RPO shall abide by the determination of the applicable Payor's Member Grievance Procedure, including but not limited to grievance procedures for resolving disputes regarding the necessity for continued treatment, as described in the Texas HealthSpring Member Grievance Procedures. RPO shall cause each RPO Provider to post, in the office, a notice to Member(s) on the process for resolving complaints. The notice must include the Texas Department of Insurance's toll free telephone number. Texas HealthSpring will not engage in any retaliatory action, including refusal to renew coverage or cancellation of coverage, against an employer or Member because the employer, Member or person acting on behalf of the employer or Member has filed a complaint against or appealed a decision of Texas HealthSpring. Texas HealthSpring will not engage in any retaliatory action, including termination or refusal to renew a contract, against a physician or provider, because the physician or provider has, on behalf of a Member, filed a complaint against, or appealed a decision of Texas HealthSpring. In the event the Member or Medicare+Choice Member submits an appeal to Texas HealthSpring, Texas HealthSpring shall provide RPO with the Member or Medicare+Choice Member appeal. RPO shall review the Member or Medicare+Choice Member appeal, performing any necessary research or investigation and providing a determination and response to Texas HealthSpring within three (3) days of receipt from Texas HealthSpring, for a Member appeal, or as required by the Texas Department of Insurance, and within twenty-four
          (24) hours of receipt from Texas HealthSpring for a Medicare+Choice Member, or as required by the then current CMS guidelines.

     2.24. TERMINATION OF MEMBERS. RPO may request to terminate Members as patients of RPO or RPO Providers, as applicable, only as specified in this Section 2.24. Texas HealthSpring shall attempt to resolve the problem without termination of the Member and be solely responsible for notifying a Member in the event Texas HealthSpring agrees with RPO's request. Texas HealthSpring will address RPO's request to terminate a Member within thirty (30) days after receipt of the request or within fifteen (15) days after receipt of any additional needed information. RPO and RPO Providers shall promptly provide Texas HealthSpring with any information they have pertaining to the proposed termination. RPO and RPO Providers shall cooperate with any terminated Member and Texas HealthSpring to arrange an orderly transfer of the Member's care to another Participating Provider including without limitation providing all medical information necessary for the transfer of the Member's care, subject to and in accordance with state and federal laws and regulations regarding the confidentiality of medical records. Texas HealthSpring's right to terminate a Member from a Texas HealthSpring health plan pursuant to the applicable Benefit Program Requirements are preserved and in no way altered by this Section 2.24.

          The specific circumstances under which RPO or an RPO Provider may terminate a Member as a patient are as follows:

          (i) Failure to Pay Copayments. RPO and RPO Provider may request Texas HealthSpring terminate a Member for failure to pay Copayments by giving Texas HealthSpring at least thirty (30) days written notice during which time the Member may avoid termination by paying the amount due.

          (ii) Member Misconduct. RPO and RPO Providers may request Texas HealthSpring terminate a Member who (a) harasses, threatens, or is unruly or abusive to a physician or any personnel of RPO or RPO Providers, (b) engages in conduct detrimental to the operation of RPO or RPO Provider's delivery of services to its other patients; or (c) refuses to follow any policy or procedure of RPO or RPO Provider, which policy or procedure is reasonable and conforms to current standards for policies and procedures for medical practices in the community; provided that such grounds may not be used to terminate a Member unless RPO or RPO Provider, as the case may be, would also use such grounds to terminate a patient who is not a Member.

          (iii) Failure to Achieve Satisfactory Physician-Patient Relationship. Because of the personal nature of the relationship between the Member and the Primary Care Physician, a satisfactory physician patient relationship is important to delivery of effective health care services. In circumstances where the relationship is or becomes unsatisfactory, RPO shall permit the Member to select another Primary Care Physician. If the Member has had unsatisfactory relationships with at least three (3) Primary Care Physicians, after consultation between RPO and the Member, if RPO determines that a satisfactory physician-patient relationship cannot be achieved between the Member and any Primary Care Physician, RPO and RPO Contracted Providers may request Texas HealthSpring terminate such Member.

          (iv) Fraud, Abuse or Misuse of Identification Card. RPO and RPO Providers may request Texas HealthSpring terminate a Member who commits fraud in the use of Covered Medical Services or permits the use of his or her Texas HealthSpring identification card by any other person, or misuses the card himself or herself or otherwise defrauds RPO or any RPO Provider.

          (v) Member's Texas HealthSpring Coverage Terminates. RPO and RPO Providers may request Texas HealthSpring terminate a Member if Texas HealthSpring has terminated the Member's Benefit Program.

          (vi) Refusal to Follow Medical Advice or Treatment. In the event a Member refuses to follow the advice of RPO or an RPO Provider, such refusal may hinder continuation of the physician-patient or provider-patient relationship and obstruct the provision of proper medical care. If in the opinion of RPO or RPO Provider, there is no professionally acceptable alternative treatment, RPO or RPO Provider shall so advise the Member. Only if the Member still refuses to accept the recommended treatment or procedure may RPO or RPO Provider request Texas HealthSpring to terminate the Member.

     2.25. CONTRACT AUTHORITY. RPO acknowledges Texas HealthSpring's authority to negotiate and enter into and amend Payor Agreements as otherwise set forth in this Agreement. Pursuant to such Payor Agreements, Texas HealthSpring shall cause each Payor to agree to perform the obligations of Texas HealthSpring and/or a Payor, as applicable, under this Agreement. Texas HealthSpring shall provide RPO with written notice within five (5) business days of entering into any new or amended Payor Agreements.

     2.26. LIMITATION ON LIABILITY. Notwithstanding any other statement in this Agreement to the contrary, RPO agrees and shall use commercially reasonable efforts to cause each RPO Provider to acknowledge and agree that with respect to payment for Contracted Services provided to a Member under a Benefit Program for which Texas HealthSpring is not the Payor, or for decisions made by a Payor other than Texas HealthSpring, or activities delegated by a Payor other than Texas HealthSpring, Texas HealthSpring (i) has no and shall have no responsibility or liability for any decisions made by such Payor or activities delegated by such Payor, (ii) is not and will not be, directly or indirectly, responsible for the payment from its own funds of any amounts owed by such Payor, and (iii) is not an insurer, administrator, guarantor, or underwriter of such Payor's responsibility or liability to pay any amounts owed by such Payor. All such decisions and payment obligations of a Payor other than Texas HealthSpring will be the responsibility of such Payor.

III. COMPENSATION

     3.1. COMPENSATION RATES. When RPO, on behalf of RPO and RPO Providers, is compensated on a Capitation Compensation basis, RPO shall accept as payment in full for Contracted Services and all other services (including payment for any and all sales, use or other applicable taxes on the sale or delivery of medical services) rendered under this Agreement to Members the amounts payable by Texas HealthSpring as set forth in the applicable Addendum to this Agreement, in addition to Copayment amounts payable by Members in accordance with the applicable Benefit Program. RPO and Texas HealthSpring agree to meet annually, beginning no later than April 1st and concluding no later than June 30th of any calendar year, to discuss Capitation Compensation rates and any changes, if applicable, for the following calendar year. Except where RPO an behalf of RPO Providers is compensated on a Capitation Compensation basis, RPO may require RPO Providers to bill and accept compensation directly from Texas HealthSpring or Payors, less Copayment amounts payable by Members in accordance with the applicable Benefit Program. In lieu of such arrangement, unless RPO is compensated an a Capitation Compensation basis, RPO shall bill and accept payment for Contracted Services rendered by RPO Providers, and be responsible for administering such funds and compensating RPO Providers therefrom. It is expressly understood that, in this context, RPO acknowledges its obligations to provide care consistent with the professional standards of care generally accepted by the medical community.

     3.2. BILLING AND PAYMENT.

          (a) BILLING. When RPO on behalf of RPO Providers is not compensated on a Capitation Compensation basis, RPO Provider shall submit to Texas HealthSpring, via Texas HealthSpring's electronic claims submission program or hardcopy format, clean, complete and accurate claims in a format approved by Texas HealthSpring for Contracted Services rendered to a Member, within ninety (90) calendar days after such services are rendered. Where Texas HealthSpring is the secondary payor under Coordination of Benefits, such ninety (90) day period shall commence once the primary payor has made payment on or has denied the claim. Neither Texas HealthSpring, any Affiliate, nor any Payor shall be under any obligation to pay an RPO Provider on any claim not timely submitted. RPO Provider shall not seek payment from any Member in the event Texas HealthSpring or a Payor fails to pay RPO Provider for a claim not timely submitted.

          (b) PAYMENT AND CLAIMS PROCESSING. Except where RPO on behalf of RPO Providers is compensated on a Capitation Compensation basis, unless the claim is disputed, Texas HealthSpring or a Payor shall make payment on each of RPO Provider's clean, complete, accurate and timely submitted claims for Contracted Services rendered to a Member, within forty-five (45) days of receipt of each such claim, or within the time required by applicable State or Federal law or regulation, or within such other period of time as set forth in the applicable Benefit Program Addendum to this Agreement.

          (c) RPO CLAIMS PROCESSING. When RPO, on behalf of itself and RPO Providers, is not compensated on a Capitation Compensation basis, RPO shall make payment on each RPO Provider's clean, complete, accurate and timely submitted claims for Contracted Services rendered to a Member within forty-five (45) days of receipt of each such claim, or within the time required by applicable State or Federal law or regulation, or within such other period of time as set forth in the applicable Benefit Program Addendum to this Agreement, all in accordance with the performance standards and criteria of Texas HealthSpring or a Payor as outlined in the Delegated Services Agreement

          (d) CAPITATION COMPENSATION. Texas HealthSpring shall comply with the provisions of Article 20A.18A(e) of the Texas Insurance Code related to capitation as a method of compensation and the time frame for payment of capitated amounts.

          (e) APPEALS. RPO and RPO Provider shall abide by Texas HealthSpring's appeal process for disputes regarding denial of coverage as outlined in the Provider Manual.

     3.3. ELIGIBILITY. Except in an Emergency, RPO or RPO Provider shall verify the eligibility of Members before providing Contracted Services. When required by the applicable Utilization Management Program, RPO or RPO Provider shall verify the eligibility of Members before providing RPO Risk Services. Texas HealthSpring shall confirm the eligibility of any Member when such is in question.

     3.4. RECONCILIATION OF ELIGIBILITY. When RPO is compensated on a Capitation Compensation basis, Texas HealthSpring shall provide RPO with a monthly list of Members for whom RPO is responsible for rendering RPO Risk Services during such month. Texas HealthSpring shall provide RPO with an electronic date file reporting such Members for whom RPO is responsible for rendering RPO Risk Services by the tenth (10th) day of each month. Texas HealthSpring will discourage retroactive cancellation or addition of Members to a Benefit Program. However, in the event Texas HealthSpring allows such adjustments, Texas HealthSpring shall retroactively adjust RPO's Capitation Compensation as necessary, provided that the retroactive addition or cancellation period shall not exceed ninety (90) days (except for Benefit Programs under the Medicare+Choice Programs, which have no such limits). In cases where a Member has utilized a non-Participating Provider, and an appeal of the denial of such utilization by Texas HealthSpring or RPO has been determined in favor of the Member by the applicable Government Agency or its agent, after such ninety (90) day period, Texas Health Spring may disenroll such Member and retroactively adjust RPO's Capitation Compensation accordingly. In the event of allowable retroactive additions, RPO agrees to be responsible for all RPO Risk Services rendered to the Member from beginning of the retroactive period. In the event of retroactive cancellations, RPO may bill the putative Member for all RPO Risk Services received by the putative Member from the date such putative Member was no longer covered under the applicable Benefit Program.

     3.5. COLLECTION OF COPAYMENTS. RPO shall use its best commercially reasonable efforts to collect all Copayments due from Members, and shall not waive or fail to pursue collection of Copayments from Members, without the prior written consent of Texas HealthSpring, which shall not be unreasonably withheld or delayed.

     3.6. NO SURCHARGES. RPO shall not charge the Member any fees or surcharges for Contracted Services rendered pursuant to this Agreement (except to the extent of authorized Copayments). In addition, RPO shall not collect a sales, use or other applicable tax from Members for the sale or delivery of medical services. If Texas HealthSpring or any Payor receives notice of any additional charge, RPO shall fully cooperate with Texas HealthSpring or such Payor to investigate such allegations, and shall promptly refund any payment deemed improper by Texas HealthSpring or a Payor to the party who made the payment.

     3.7. MEMBER HELD HARMLESS. RPO hereby agrees on behalf of itself and all RPO Providers that in no event, including, but not limited to; nonpayment by Texas HealthSpring, an Affiliate, or a Payor, insolvency of Texas HealthSpring, such Affiliate, or a Payor, or breach of this Agreement, shall RPO or RPO Providers bill, charge, collect a deposit from, seek compensation, remuneration, or reimbursement from, or have any recourse against Members or persons other than Texas Health Spring or a Payor acting on their behalf for Contracted Services provided pursuant to this Agreement. This provision shall not prohibit collection of supplemental charges or Copayments made in accordance with the terms of the applicable Benefit Program. RPO further agrees an behalf of itself and all RPO Providers that (a) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of Members; and (b) this provision supersedes any oral or written contrary agreement now existing or hereafter entered into between RPO and Members or persons acting on their behalf. Any modification, addition, or deletion to the provisions of this clause shall be effective on a date no earlier than fifteen (15) days after the State regulatory agency has received written notice of such proposed change and has approved such change.

     3.8. CONDITIONS FOR REIMBURSEMENT FOR NON-COVERED SERVICES. RPO Provider may bill a Member for Non-Covered Medical Services rendered by an RPO Provider to such Member only if the Member is notified in advance that the services to be provided are Non-Covered Medical Services under the Members Benefit Program, and the Member requests that the RPO Provider render the Non-Covered Medical Services, prior to RPO Provider's rendering of such services. Neither a Member, nor Texas HealthSpring, any Affiliate, nor any Payor shall be liable to pay RPO Provider for any Contracted Service rendered by RPO Provider to a Member which is determined under a Utilization Management Program not to be Medically Necessary.

     3.9. COORDINATION OF BENEFITS. RPO agrees and shall cause RPO Provider to conduct Coordination of Benefits in accordance with the policies and procedures established by Texas Health Spring, an Affiliate or a Payor for the applicable Benefit Program. Texas HealthSpring shall provide Coordination of Benefits information to RPO an Members which Texas HealthSpring collects and has received on such Members in a mutually agreed upon format. RPO or RPO Provider shall not bill Members for any portion of Contracted Services not paid by the primary carrier when Texas HealthSpring, an Affiliate or Payor is the secondary carrier, but shall instead look to Texas HealthSpring, an Affiliate or Payor for such payment. Except when RPO on behalf of RPO Providers is compensated on a Capitation Compensation basis when a Member has coverage which is primary through another carrier, then Texas HealthSpring's or a Payor's compensation to RPO Provider shall be limited to the difference between the amount paid by the primary payor and the contract rates, including Copayments, contained in the applicable Addendum to this Agreement. When RPO on behalf of RPO Providers is compensated on a Capitation Compensation basis, RPO shall be entitled to conduct Coordination of Benefits.

     3.10. THIRD PARTY RECOVERIES. When Texas HealthSpring or a Payor has compensated RPO Provider for Contracted Services, then Texas HealthSpring or a Payor retains the right to recover from applicable third party carriers covering a Member, including self-insured plans, and to retain all such recoveries. RPO agrees and shall cause RPO Provider to provide Texas HealthSpring with such information as Texas HealthSpring may require to pursue recoveries from such third party sources, and to promptly remit to Texas HealthSpring or a Payor any monies RPO Provider may receive from or with respect to such sources of recovery. When RPO on behalf of RPO Providers is compensated on a Capitation Compensation basis, RPO shall be entitled to conduct Third Party Recoveries.

     3.11. RESOLUTION OF DISPUTES REGARDING PAYMENT FOR CERTAIN SERVICES. It is understood by Texas HealthSpring and RPO that when RPO is paid Capitation Compensation for RPO Risk Services under a Benefit Program, situations may arise in which a Member seeks coverage for a service that is or may be outside the specific terms of what is a Covered Medical Service under the Benefit Program. In such situations, if Texas HealthSpring decides that the service should be treated as a Covered Medical Service, RPO shall provide or arrange to provide it, even if RPO disagrees with Texas HealthSpring's decision. The cost of the service shall be included in the medical costs to be paid out of Capitation Compensation or shall be paid for from the Performance Bonus Funds (Hospital Risk Pool for Medicare+Choice Members), as applicable. Following the provision of the service as described above, if RPO wishes to dispute the inclusion of the cost of the service in the medical costs to be paid out of Capitation Compensation (whether because RPO takes the position that (i) the service is not a Covered Medical Service or (ii) the service is a Covered Medical Service but should be paid for from the Performance Bonus Funds (Hospital Risk Pool for Medicare+Choice Members)), it shall so notify Texas HealthSpring in writing by certified mail, return receipt requested, within the thirty (30) day period after the claim for such services has been paid. The parties shall make a good faith effort to negotiate a mutually agreeable resolution. If Texas HealthSpring and RPO are unable to resolve the dispute by agreement within thirty (30) days thereafter, RPO may seek arbitration as provided in Section 6.4 of the Agreement. If the dispute is over whether the cost of the service is to be paid out of Capitation Compensation or from the Performance Bonus Funds (Hospital Risk Pool for Medicare+Choice Members), the decision of the single arbitrator or a majority of the arbitrators, as the case may be, shall determine the extent to which such cost is to be paid out of Capitation Compensation or the Performance Bonus Funds (Hospital Risk Pool for Medicare+Choice Members). If the dispute is over whether the service is a Covered Medical Service, the following shall apply: (i) the sole issue to be determined in the arbitration shall be whether, under all the facts and circumstances at the time Texas HealthSpring made the coverage decision, it was reasonable to treat the service as a Covered Medical Service and (ii) if the decision of the single arbitrator or a majority of the arbitrators, as the case may be, is that it was reasonable to treat the service as a Covered Medical Service, the cost of the service shall be included in the medical costs to be paid out of Capitation Compensation or the Performance Bonus Funds (Hospital Risk Pool for Medicare+Choice Members), as applicable, in accordance with such decision.

     3.12. FINANCIAL INCENTIVE PLANS. Texas HealthSpring and RPO, on behalf of itself and RPO Providers, agree that any financial incentive (as defined under the applicable HMO Laws) received from Texas HealthSpring, an Affiliate, or a Payor related to the performance of RPO's or RPO Provider's duties under this Agreement shall comply with the applicable HMO Laws and that no payments shall be made directly or indirectly to RPO or RPO Providers as an inducement to reduce or limit Medically Necessary services.

     3.13. SECURITY RESERVE POOL. Texas HealthSpring shall withhold fifteen percent (15%) from Capitation Compensation and shall deposit the reserved amounts, within three (3) business days of the date Capitation Compensation is paid to RPO, in RPO's designated bank account with interest accruing to the benefit of RPO (being the "Security Reserve Pool Account" and funds deposited in the Security Reserve Pool Account being the "Security Reserve Pool Funds"). RPO and Texas HealthSpring shall each receive account statements for the Security Reserve Pool Account. Monthly reserves from Capitation Compensation to RPO shall accrue until the balance of the Security Reserve Pool Funds equal RPO's then-current outstanding claims liability for RPO Risk Services ("IBNR"). IBNR shall include one hundred percent (100%) of RPO's then-current outstanding fee for service claims liability for RPO Risk Services. Texas HealthSpring and RPO, using RPO claim lag reports, shall mutually agree on IBNR on a quarterly basis. Interest accrued on the Security Reserve Pool Funds shall remain ire the Security Reserve Pool Account until a balance equal to RPO's then-current outstanding liability for RPO Risk Services is attained. Any funds, including interest in excess of the required amounts as set forth above will be able to be transferred by RPO to another account at RPO's direction. Interest accrued to the benefit of RPO from the time the Security Reserve Pool Funds equals RPO's then-current outstanding liability for RPO Risk Services may be transferred from the Security Reserve Pool Account to another account in RPO's name. Monthly reserves funded to the Security Reserve Pool Account subsequent to the date the balance of the Security Reserve Pool Funds is equal to RPO's then-current outstanding liability for RPO Risk Services shall be reduced to an amount that, when added to the Security

          Reserve Pool Account balance, maintains the Security Reserve Pool Account balance at RPO's then-current outstanding liability for RPO Risk Services. RPO shall have sole financial responsibility for and shall pay all maintenance fees charged by the Bank on the Security Reserve Pool Account and such maintenance fees shall not be charged against the Security Reserve Pool Funds.

          Upon Texas HealthSpring's receipt of the Security Reserve Pool Funds, Texas HealthSpring shall process for payment claims for RPO Risk Services received from RPO Providers, Participating Providers and other health care providers according to the following priority order. First, Texas HealthSpring shall process payment of claims for RPO Risk Services provided by physicians and other health care providers who are neither RPO Providers nor Participating Providers. Second, Texas HealthSpring shall process payment of claims for RPO Risk Services provided by Participating Providers. Third, Texas HealthSpring shall process payment of claims for RPO Risk Services provided by RPO Providers.

          The investment strategy of the Security Reserve Pool Account shall be agreed to by both parties to this Agreement However, if the balance of the Security Reserve Pool Funds falls below the prescribed amount equal to RPO's then-current outstanding liability for RPO Risk Services as a result of the investment strategy of the Security Reserve Pool Account, RPO shall deposit additional funds into the Security Reserve Pool Account as necessary to retain a balance equal to RPO's then-current outstanding liability for RPO Risk Services. In the event RPO fails to fund the Security Reserve Pool Account as necessary to retain a balance equal to RPO's then-current outstanding liability for RPO Risk Services within thirty (30) days following the date such deficiency is reported to RPO, Texas HealthSpring shall withhold funds from Capitation Compensation payments due to RPO as above indicated in this Section 3.13 until such time as the Security Reserve Pool Account balance again equals RPO's then-current outstanding liability for RPO Risk Services.

IV.  TERM AND TERMINATION

     4.1. TERM. The term of this Agreement shall be effective for an initial term beginning as of the Effective Date and shall continue though DECEMBER 31, 2012 (the "Initial Term"). Following the Initial Term, this Agreement shall automatically renew for successive one (1) year periods. Either party may notify the other in writing of its intent to terminate in accordance with this Agreement at least one hundred and eighty (180) days prior to the end of the then-current term of the Agreement.

     4.2. RENEWAL AND TERMINATION OF A BENEFIT PROGRAM. The voluntary termination of any Addenda specific to any Benefit Program is subject to the one hundred and eighty (180) day notice by either party. In the event Texas HealthSpring does not renew its CMS Contract for Medicare+Choice, Texas HealthSpring will notify CMS and RPO simultaneously of its intention not to renew in accordance with the terms and conditions of the CMS Contract. In the event CMS terminates the CMS

          Contract, Texas HealthSpring will notify RPO of the termination of the applicable Benefit Program upon receiving notice from CMS. The termination of any Benefit Program specified in any Addenda shall not require the termination of this Agreement. Upon the termination of any Benefit Program specified in any Addenda, any and all other Benefit Program specified in any other Addenda shall remain in full force and effect unless the Benefit Program is otherwise individually terminated or the entire Agreement is terminated in accordance with its terms. The renewal date of the term of this Agreement shall remain the same for all Benefit Programs covered hereunder, even if this Agreement becomes effective or terminates with respect to a particular Benefit Program after the initial or any renewal date of this Agreement, due to licensure, contract award or other reason.

     4.3. TERMINATION OF THE AGREEMENT. Either party may terminate this Agreement upon written notice to the other party, in the event of (a) the other party's violation of any applicable law, rule or regulations; (b) the other party's failure to maintain the professional liability insurance coverage specified hereunder; (c) the other party's failure to comply with the terms, conditions or determinations of any Utilization Management Program or Quality Improvement Program or other Benefit Program Requirements; (d) the other party's breach of any section of this Agreement. Texas HealthSpring may immediately terminate the Agreement upon written notification in the event Texas HealthSpring believes the health and /or safety of Members is or may be jeopardized. If Texas HealthSpring determines that termination due to Material Breach under Section 4.4 is required, then before terminating the Agreement, Texas HealthSpring shall provide written explanation to RPO of the reasons for termination.

     4.4. TERMINATION DUE TO MATERIAL BREACH. In the event that either RPO or Texas HealthSpring fails to cure a material breach of this Agreement within thirty (30) days of receipt of written notice to cure from the other, the non-defaulting party may terminate this Agreement, effective as of the expiration of said thirty (30) day period. If the breach is cured within such thirty (30) day period, or if the breach is one which cannot reasonably be corrected within thirty (30) days, and the defaulting party makes substantial and diligent progress toward correction during such thirty (30) day period, this Agreement shall remain in full force and effect. Either party may terminate this Agreement immediately by providing written notice to the other party upon (i) the filing by or against a party in a court of competent jurisdiction of a petition for bankruptcy, reorganization, dissolution, liquidation, or receivership; or (ii) the inability of a party to pay its debts as they mature or an assignment of assets by a party for the benefit of its creditors.

     4.5. PROCESS OF TERMINATION. At least ninety (90) days prior to the effective date of termination of this Agreement, Texas HealthSpring shall provide written explanation to RPO of the reasons for termination, except in the case of imminent harm to patient health, action against license to practice or fraud or malfeasance, in which case termination may be immediate. On request and before the effective date of the termination of this Agreement, but within a period not to exceed sixty

          (60) days, RPO shall be entitled to a review of Texas HealthSpring's proposed termination by an advisory review panel, except in a case in which there is imminent harm to patient health or an action by a state medical board, or other medical licensing board, or other licensing board or Government Agency, that effectively impairs RPO's ability to operate in the State, or in a case of fraud or malfeasance. The advisory review panel shall be composed of Participating Providers appointed to serve on the standing quality improvement committee or utilization review committee of Texas HealthSpring. The decision of the advisory review panel must be considered but is not binding. Texas HealthSpring shall provide to RPO, on request, a copy of the recommendation of the advisory review panel and Texas HealthSpring's determination. RPO shall be entitled to an expedited review process by Texas Health Spring on request of RPO. Except for termination based on imminent harm to Members, Texas HealthSpring shall notify Members of the termination by Texas HealthSpring of RPO's status as a Participating Provider at least thirty (30) days prior to the effective date of the termination or the advisory review panel makes a formal recommendation.

     4.6. SUCCESSOR ENTITY OR MANAGEMENT COMPANY. Either party shall have the right to terminate this Agreement on ninety (90) days' prior written notice to the other party if such party reasonably determines that any successor entity or company responsible for the management of the other party cannot satisfactorily perform the obligations of the other party under this Agreement or that such party prefers not to do business with the successor entity or management company.

     4.7. EFFECT OF TERMINATION. In the event that a Member is receiving Contracted Services at the time this Agreement terminates, RPO shall cause RPO Provider to continue to provide Contracted Services to the Member until: (a) treatment is completed; or (b) the Member is assigned to another Participating Provider, or (c) Member ceases to be covered. Compensation for such Contracted Services shall be at the Texas HealthSpring fee for service fee schedule as amended from time to time and in accordance with Section 4.9 below. With respect to Benefit Programs under the Medicare+Choice Program, RPO acknowledges and agrees that in the event of Texas HealthSpring's insolvency or other cessation of operations, benefits to Members will continue through the period for which payment from CMS to Texas HealthSpring has been paid, and benefits of Members who are inpatients in a hospital on the date of insolvency or other cessation of operations will continue until their discharge. Any modification, addition, or deletion to the provisions of this Section shall be effective on a date no earlier than fifteen (15) days after the appropriate Government Agency has received written notice of such proposed change and has approved such change.

     4.8. MEMBER NOTIFICATION. RPO and Texas HealthSpring remain liable for any obligations or liabilities arising from conduct prior to the effective termination date. Texas HealthSpring shall notify Members seeking professional services from RPO Providers after the date of termination that RPO and RPO Providers are no longer Participating Providers. If RPO is terminated for reasons other than RPO's request, Members will not be notified until the effective date of the termination or until such time as the Texas HealthSpring advisory review panel makes a formal recommendation. If RPO and RPO Providers are terminated for reasons related to imminent harm, Texas HealthSpring, will notify Members immediately.

     4.9. CONTINUITY OF TREATMENT. Texas HealthSpring will notify the Member thirty (30) days prior to any impending termination of a Primary Care Physician from Texas HealthSpring's network who is currently treating the Member. Texas HealthSpring will notify the Member at least thirty
          (30) days prior to any impending termination of a specialist provider from Texas HealthSpring's network, who is currently treating the Member or has treated the Member within the past six (6) months. If RPO's participation under this Agreement is terminated for any reason other than medical competence or professional behavior, violation of any applicable law, rule or regulation; the revocation or suspension of any of RPO's accreditations or certifications; or Texas HealthSpring's determination that the health and/or safety of any Member is or may be jeopardized, Texas HealthSpring will ensure continuity of care at the request of the treating provider for special circumstances, such as treatment for a Member who has a disability, acute condition, or life-threatening illness, or is past the 24th week of pregnancy in exchange for continuity of ongoing treatment of a Member then receiving medically necessary treatment in accordance with the dictates of medical prudence. "Special circumstances" means a condition such that the treating RPO Provider or other physician reasonably believes that discontinuing care by the treating physician or provider could cause harm to the Member. The special circumstance shall be identified by the treating physician, who must request that the Member be permitted to continue treatment under the physician's care. In such cases, Texas HealthSpring will continue to reimburse the RPO Provider at no less than at the Texas HealthSpring fee for service fee schedule, as may be amended from time to time, for the continued provision of ongoing treatment to a Member and neither RPO nor RPO Provide may seek payment from the Member of any amount for which the Member would not be responsible if the RPO Provider were still in Texas HealthSpring's Participating Provider network. RPO agrees and shall cause RPO Providers to abide by the determination of the applicable Payor's Member Grievance Procedure, including but not limited to grievance procedures for resolving disputes regarding the necessity for continued treatment, as described in the Texas HealthSpring Member Grievance Procedures.

     4.10. FINES OR SANCTIONS. If RPO's failure to provide Texas HealthSpring with the appropriate sixty (60) day notice of RPO Provider terminations, as required by Section 2.l(f), results in a fine or sanction levied against Texas HealthSpring by the Texas Department of Insurance, or the Health Care Financing Administration, Texas HealthSpring shall have the right to collect or otherwise withhold from RPO the lessor of the entire fine or sanction, if RPO is the sole cause of such fine or sanction, or RPO's pro-rata share of such fine or sanction amount from future Capitation Compensation to be paid to RPO.

V.   RECORDS, AUDITS AND REGULATORY REQUIREMENTS

     5.1. MEDICAL AND OTHER RECORDS. RPO on behalf of itself and all RPO Providers warrants that it prepares and maintains and will prepare and maintain all medical and other records required by law. RPO shall use commercially reasonable efforts to cause RPO Provider to maintain such records for at least seven (7) years after the rendering of Contracted Services (records of a minor child shall be kept for at least one (1) year after the minor has reached the age of eighteen (18), but in no event less than seven (7) years). Additionally, RPO shall maintain such financial, administrative and other records as may be necessary for compliance by Texas HealthSpring and Payors with all applicable local, State, and federal laws, rules and regulations.

     5.2. ACCESS TO RECORDS; AUDITS. The records referred to in Section 5.1 shall be and remain the property of RPO and/or RPO Provider, as applicable, and shall not be removed or transferred from RPO or RPO Provider except in accordance with applicable local, State, and federal laws, rules and regulations. Subject to applicable State or federal confidentiality or privacy laws, Texas HealthSpring, an Affiliate, and Payors, or their designated representatives, and any Government Agency, shall have access to RPO and each RPO Provider, during normal business hours on request, to inspect and review and make copies of such records. When requested by Texas HealthSpring, an Affiliate, Payors, or a Government Agency, RPO or RPO Provider, as applicable, shall produce copies of any such records for which RPO or RPO Provider shall charge no more than $.10 per page. In no event, however, shall RPO or RPO Provider charge for copying records requested for payment of a claim. Additionally, RPO agrees and shall cause RPO Providers to permit Texas HealthSpring, or its designated representatives, and any Government Agency, to conduct site evaluations and inspections of RPO's and RPO Provider's offices and service locations. In order to confirm the access to a member's medical information, to the extent permitted by HMO Laws, RPO shall use commercially reasonable efforts to cause each RPO provider to obtain, at the time of a member's first visit, a signed authorization that provides an appropriate consent for disclosure of information for permitted purposes. This consent shall be maintained as part of the member's permanent medical records.

     5.3. CONTINUING OBLIGATION. The obligations of RPO and RPO Providers under Sections 5.1 and 5.2 shall not be terminated upon termination of this Agreement, whether by rescission or otherwise. After termination of this Agreement, Texas HealthSpring, an Affiliate, Payors and any Government Agency shall continue to have access to RPO's and RPO Provider's records as necessary to fulfill the requirements of this Agreement and to comply with all applicable laws, rules and regulations.

     5.4. ACCESS TO FINANCIAL RECORDS. When RPO is compensated on other than a fee-for-service basis, is receiving Capitation Compensation, and is responsible for paying claims of RPO Providers, Texas HealthSpring also shall have access to all financial records relating to the financial condition of RPO as follows:

          (a) REVIEWED FINANCIAL STATEMENTS. RPO shall provide to Texas HealthSpring a true copy of RPO's annual financial statement(s), reviewed by an independent certified public accountant, within one hundred eighty (180) days after the end of RPO's fiscal year. In addition, RPO shall provide Texas HealthSpring with access to RPO's bank reconciliation statements and/or RPO's bank investment account statements. At the same time, RPO shall also provide a copy of any management letter prepared by such accountants.

          (b) REGULATORY FINANCIAL STATEMENTS. If this becomes a Government Agency requirement, RPO shall provide to Texas HealthSpring a true copy of each financial statement that RPO files with the regulatory agency having jurisdiction over RPO's operations within the State including annual, quarterly, and monthly financial statements, within fifteen (15) days of the filing of such statement with such agency by RPO.

          (c) NOTICE OF RESERVE DEFICIENCY. If RPO is required to maintain any financial reserve requirement(s) by the regulatory agency having jurisdiction over RPO's operations within the State, then RPO shall immediately give Texas HealthSpring:

               (i) Written notice of RPO's failure to comply with any financial reserve requirement; and

               (ii) A copy of the regulatory agency's written notice of RPO of such agency's determination, assertion, allegation, or contention that RPO is not in compliance with any financial reserve requirement, notwithstanding that RPO may dispute, disagree with, or otherwise question such determination, assertion, allegation, or contention of the agency.

     5.5. REINSURANCE INSURANCE. If RPO has entered into any agreement for reinsurance insuring RPO against risks or large claims ("Reinsurance Policy"), RPO shall provide Texas HealthSpring a true copy of RPO's current Reinsurance Policy, not later than the Effective Date of this Agreement. Within fifteen (15) days after receipt or any renewal or replacement Reinsurance Policy, RPO shall provide to Texas HealthSpring a true copy thereof. If RPO receives notice from the reinsurer of the termination or nonrenewal of such Reinsurance Policy, RPO shall give Texas HealthSpring immediate written notice thereof.

     5.6. INSOLVENCY INSURANCE. If RPO has entered into any agreement for insolvency insurance insuring RPO or its members against risks of RPO's insolvency ("Insolvency Insurance Policy"), RPO shall provide to Texas HealthSpring a true copy of RPO's current Insolvency Insurance Policy, not later than the effective date of this Contract. Within fifteen (15) days after receipt of any renewal or replacement Insolvency Insurance Policy, RPO shall provide to Texas HealthSpring a true copy thereof. If RPO receives notice from the Insolvency

          Insurer of termination or nonrenewal of such Insolvency Insurance Policy, RPO shall give Texas HealthSpring immediate written notice thereof.

     5.7. REGULATORY COMPLIANCE. RPO, on behalf of itself and all RPO Providers, agrees to comply with HMO Laws and all applicable local, State, and federal laws, rules and regulations, now or hereafter in effect, to the extent that they directly or indirectly affect RPO, RPO Providers, Texas HealthSpring, or any Payor, and bear upon the subject matter of this Agreement. RPO agrees to submit such reports and financial information as is necessary for Texas HealthSpring to comply with regulatory requirements to monitor the financial and administrative viability of RPO.

     5.8. RPO'S INSPECTION AND AUDIT RIGHTS.

          (a) TEXAS HEALTHSPRING RECORDS. Texas HealthSpring shall maintain such records as shall be reasonably necessary to accurately account for processing RPO Providers' bills and the incidence of use by Members of RPD Providers pursuant to this Agreement.

          (b) ACCESS TO RECORDS. RPO shall have access, upon reasonable notice during the normal business hours, to inspect and copy all records of Texas HealthSpring in connection with the Capitation Compensation, or any other compensation due to RPO under this Agreement, to verify the accuracy of such compensation. If RPO provides reasonable evidence that a deficiency exists in the payment of any compensation due from Texas HealthSpring, Texas HealthSpring shall promptly pay any such deficiency, or in the event of any late payment of any compensation, Texas HealthSpring shall pay to RPO interest on such unpaid amount from the date due at the maximum rate of interest permitted by law.

          (b) AUDIT RIGHTS. During the term of this Agreement and for a period of one hundred eighty (180) days thereafter, RPO shall have the right to audit the records of the Texas HealthSpring to verify compliance with the terms of this Agreement. Texas HealthSpring shall: (i) assist the other party with the selection of the time for scheduling; (ii) provide appropriate documentation; (iii) provide space at its facilities between 9:00 a.m. and 4:00 p.m. on regular working days; and (iv) cooperate to facilitate completion of the audit or site visit, as applicable.

VI.  GENERAL PROVISIONS

     6.1. AMENDMENTS. All amendments to this Agreement or any of its Addenda which modify the current language shall not be valid unless (i) in writing and subscribed by an authorized representative of the party against which such modification, alteration, amendment or waiver is asserted and (ii) approved by any Government Agency whose approval under the HMO Laws is required. Notwithstanding the foregoing, Texas HealthSpring may amend any provision of a Benefit Program, or unilaterally amend this Agreement if required to do so pursuant to the HMO Laws. Texas HealthSpring shall furnish RPO with written notice of any such amendments as determined by Texas HealthSpring to be necessary to effect such compliance. In the event any such amendment is unacceptable to RPO, RPO may terminate this Agreement by giving written notice of such termination to Texas HealthSpring within twenty (20) days of its receipt of such notice of amendment, effective no earlier than thirty
          (30) days after such termination notice is given. If RPO does not give such termination notice to Texas HealthSpring within such twenty (20) day period, such amendment will be deemed accepted by RPO and shall automatically amend this Agreement

     6.2. ASSIGNMENT. Neither this Agreement, nor any of RPO's rights or obligations hereunder, is assignable by RPO without the prior written consent of Texas HealthSpring, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Texas HealthSpring may, without RPO's consent, validly assign this Agreement, upon prior written notice, to any Affiliate or successor in interest of Texas HealthSpring.

     6.3. CONFIDENTIALITY. Texas HealthSpring and RPO agree to hold all confidential or proprietary information or trade secrets of each other in trust and confidence and agree that such information shall be used only for the purposes contemplated herein, and not for any other purpose. Specifically, RPO, as well as Texas Health Spring and Payors, shall keep strictly confidential all compensation rates set forth in this Agreement and its Addenda, except that this provision does not preclude disclosure of the method of compensation, e.g., fee-for-service, capitation, shared risk pool, DRG or per diem.

     6.4. BINDING ARBITRATION. The parties hereto shall submit to binding arbitration any disputed question or controversy arising under this Agreement or arising out of, or relating to, the transaction contemplated by this Agreement. Any such arbitration shall be conducted it Houston, Texas. Any party may initiate the arbitration, by notice in writing to the other party, setting forth the nature of the dispute, that amount involved, if any, and the remedy sought. Any party desiring to initiate arbitration shall serve a written notice of intention to arbitrate to the other party and to the American Arbitration Association office in Houston, Texas. The arbitrator shall be appointed promptly upon written application of the initiating party, and shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All of the arbitrators shall be members of the American Arbitration Association. The arbitrator appointed hereunder shall conduct the arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as such rules may be modified for the purpose of the arbitration proceeding by the arbitrator or by mutual written agreement of the parties to this Agreement. The award of the arbitrator shall be final and binding upon the parties hereto and judgment thereon may be entered in any court having jurisdiction. All statutes of limitations, which would otherwise be applicable, shall apply to any arbitration proceeding hereunder. The provisions of this section shall survive any termination, amendment or expiration of this Agreement unless all the parties hereto otherwise expressly agree in writing. The arbitrators shall award reasonable attorneys' fees and costs to the prevailing party pursuant to the terms of this Agreement.

     6.5. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or written, between the parties with respect to the subject matter hereof, and no other agreement, statement or promise relating to the subject matter of this Agreement shall be valid or binding.

     6.6. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent such laws conflict with or are preempted by any federal law, in which case such federal law shall govern. Federal law shall also govern with respect to Benefit Programs of federal governmental Payors.

     6.7. HOLD HARMLESS OF PARTIES. Neither RPO nor Texas HealthSpring (nor any of their respective agents or employees) shall be liable to the other for any act or omission of the other party. RPO and Texas HealthSpring each agrees to hold the other harmless from and against any and all liabilities, losses, damages, claims and expenses of any kind, including costs and attorney's fees incurred by the other party and arising from or in connection with the other party's performance of, or failure to perform, its duties and obligations under this Agreement.

     6.8. EXCLUSIVE CONTRACT; RIGHT OF FIRST REFUSAL. This Agreement is exclusive for Harris, Jefferson, Ft. Bend and the surrounding contiguous counties (the "Exclusive Area") and shall prohibit Texas HealthSpring from entering into agreements with other delegated physician networks without the express written consent of RPO. Further, to the extent Texas HealthSpring desires to expand within the Exclusive Area, RPO shall have the right of first refusal to provide Covered Services on an exclusive basis (the "Right of First Refusal"). Such Right of First Refusal must be exercised by written notice from RPO to Texas HealthSpring within thirty (30) days of receipt of written notice from Texas HealthSpring of its intent to expand. Notwithstanding the foregoing, and in the event RPO is unwilling or unable to provide services to a Member, Texas HealthSpring shall have the ability to contract on a direct basis, when services are not able to reasonably be provided by RPO in Texas HealthSpring's sole discretion, after a thirty (30) day advance written notice to RPO, for the provision of physician services to ensure Member access is compliant with all applicable state and federal laws, rules or regulations.

     6.9. NO THIRD PARTY BENEFICIARY. Nothing in this Agreement is intended to, or shall be deemed or construed to create any rights or remedies in any third party, including a Member, an Affiliate, Payor or RPO Provider. Nothing contained herein shall operate (or be construed to operate) in any manner whatsoever to increase the rights of any such Member or the duties or responsibilities of RPO or Texas HealthSpring with respect to such Members.

     6.10. NOTICE. Any notice required or desired to be given under this Agreement shall be in writing and shall by sent by certified mail, return receipt requested, postage prepaid, or overnight courier, or facsimile, addressed as follows:

          TEXAS HEALTHSPRING, INC.

               1235 North Loop West, Suite 450
               Houston, Texas 77008
               Facsimile telephone number: (832) 553-3400
               Attention: Chief Operating Officer

          RPO: 3735 Drexel Drive, Suite A
               Houston, Texas 77027
               Facsimile telephone number (713) 623-4793
               Attention: Chairman of the Board

Notices given hereunder shall be deemed given upon documented receipt. The addresses to which notices are to be sent may be changed by written notice given in accordance with this Section.

     6.11. REGULATION. Texas HealthSpring is subject to the requirements of various local, State, and federal laws, rules and regulations. Any provision required to be in this Agreement by any of the above shall bind RPO, on behalf of itself and all RPO Providers, and Texas HealthSpring whether or not provided herein.

     6.12. SEVERABILITY. If any provision of this Agreement is rendered invalid or unenforceable by any local, Stare, or federal law, rule or regulation, or declared null and void by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect

     6.13. STATUS AS INDEPENDENT ENTITIES. The relationship between Texas HealthSpring and RPO shall be that of independent contractors. None of the provisions of this Agreement is intended to create or shall be deemed or construed to create any relationship between RPO and Texas HealthSpring other than that of independent entities contracting with each other solely for the purpose of effecting the provisions of this Agreement. Neither RPO nor Texas HealthSpring, nor any of their respective agents, employees, or representatives shall be construed to be the agent, employee or representative of the other. This Agreement shall not create, and shall not be construed as creating, any partnership, joint venture, agency relationship or employer-employee relationship, or any other relationship except that of independent contractors. Nothing contained in this Agreement shall cause either Texas HealthSpring or RPO to be liable or responsible for any debt, liability or obligation of the other party or any third party unless such liability or responsibility is expressly assumed by the party sought to be charged therewith.

     6.14. ADDENDA. Each Addendum to this Agreement and the Exhibits thereto are made a part of this Agreement as though set forth fully herein. Any provision of an Addendum that is in conflict with any provision of this Agreement shall take precedence and supersede the conflicting provision of this Agreement

     6.15. SEPARATE OBLIGATIONS. The rights and obligations of Texas HealthSpring under this Agreement shall apply to each Affiliate only with respect to the Benefit Programs of such Affiliate. No such Affiliate shall be. responsible for the obligations of any other Affiliate under this Agreement with respect to the other Affiliate's Benefit Programs. The person executing this Agreement on behalf of Texas HealthSpring has been duly authorized by each Affiliate to execute this Agreement on its behalf.

     6.16. FORCE MAJEURE. Texas HealthSpring and RPO shall each be excused, discharged and released from performance under this Agreement to the extent that all or part of this Agreement cannot be performed due to causes which are outside the control of Texas HealthSpring and RPO, and could not be avoided by the exercise of due care, including but not limited to any acts of God, war, epidemic or by any enforceable law, regulation or order. The foregoing shall not be considered to be a waiver of any continuing obligations under this Agreement, and as soon as such conditions cease, the party affected thereby shall fulfill its obligations as set forth under this Agreement

     6.17. REMEDIES. All rights, powers, and remedies granted to either party by any particular term of this Agreement are in addition to, and not in limitation of, any rights, powers, or remedies which it has under any other term of this Agreement, at common law, in equity, by statute, or otherwise, and all such rights, powers, and remedies may be exercised separately or concurrently, in such order and as often as may be deemed expedient by either party. No delay or omission by either party to exercise any right, power, or remedy shall impair such right, power, or remedy or be construed to be a waiver of any breach or default or an acquiescence therein. A waiver by either party of any breach or default hereunder shall not constitute a waiver of any subsequent breach or default of either the same or any other provision of this Agreement.

      (Balance of page intentionally blank; Signatures begin on next page)

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

RENAISSANCE PHYSICIAN                   HEALTHSPRING, INC. D/B/A TEXAS
ORGANIZATION, INC.                      HEALTHSPRING, INC.


-------------------------------------   ----------------------------------------
Signature                               Signature

Chairman                                CEO
Title                                   Title

-------------------------------------   ----------------------------------------
Federal Tax Identification Number

                                   ADDENDUM A

                            TO RPO SERVICES AGREEMENT
                        MEDICARE+CHOICE BENEFIT PROGRAMS

A.   DEFINITIONS

For purposes of this Addendum, the definitions included herein shall have the meanings under the Medicare+Choice Program.

     1. CLAIM FORM. The standard billing form used by Texas HealthSpring that includes detailed and descriptive medical and Medicare+Choice Member data and identifying information on CMS 1500 or UB-92 forms, as applicable, or any subsequent form adopted for that purpose.

     2. CLEAN CLAIM. A claim that has no defect, impropriety, lack of any required substantiating documentation, or particular circumstance requiring special treatment that prevents timely payment.

     3. CONTINUATION AREA. An additional area outside of RPO Service Area within which Texas HealthSpring furnishes or arranges for the furnishing of Covered Medical Services to Medicare+Choice Members who move outside of the RPO Service Area.

     4. EMERGENCY MEDICAL CONDITION. A medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, with an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in (a) serious jeopardy to the health of the individual or, in the case of a pregnant woman, the health of the woman or her unborn child; (b) serious impairment to bodily functions; or (c) serious dysfunction of any bodily organ or part. The final determination of whether Emergency Services were required shall be made by Texas HealthSpring or its designee, subject to appeal under the applicable Medicare+Choice Member appeals procedure.

     5.   EMERGENCY SERVICES. Covered inpatient and outpatient services that are
          (a) furnished by a provider qualified to furnish emergency services; and (b) needed to evaluate or stabilize an Emergency Medical Condition.

     6. MEDICARE+CHOICE MEMBER. A person who is eligible to receive Covered Medical Services under a Benefit Program under the Medicare+Choice Program included in this Agreement.

     7. NOTICE OF DISCHARGE. The CMS-approved notice presented to Medicare+Choice Member by RPO or RPO Provider, setting forth (a) the reason inpatient care is no longer needed; (b) the effective date of the Medicare+Choice Member's risk of financial liability for continued inpatient care; and (c) the Medicare+Choice Member's appeal rights.

     8. URGENTLY NEEDED SERVICES. Covered Medical Services provided when a Medicare+Choice Member is temporarily absent from the RPO Service Area (or, if applicable, Continuation Area) (or, under unusual and extraordinary circumstances, provided when a Medicare+Choice Member is in the RPO Service Area or Continuation Area, but Texas HealthSpring's provider network is temporarily unavailable or inaccessible) when such services are Medically Necessary and required without delay in order to prevent the serious deterioration of a Medicare+Choice Member's health as a result of an unforeseen illness, injury, or condition and it was not reasonable given the circumstances to obtain the services through Texas HealthSpring.

B.   RESPONSIBILITIES OF RPO AND RPO PROVIDERS

     1. PROVISION OF SERVICES. RPO and RPO Provider agree to provide Covered Medical Services in accordance with the provisions of Section 2.1 and in a manner consistent with, professionally recognized standards of health care. RPO and RPO Provider further agree to (a) provide Covered Medical Services in a culturally competent manner to all Medicare+Choice Members by making a particular effort to ensure that those with limited English proficiency or reading skills, diverse cultural and ethnic backgrounds, and physical or mental disabilities receive the health care to which they are entitled; (b) provide Medicare+Choice Members information regarding treatment options in a culturally competent manner, including the option of no treatment; and
          (c) ensure that Medicare+Choice Members with disabilities have effective communications with representatives of RPO or RPO Provider in making decisions regarding treatment options.

     2. ACCESS TO BENEFITS. RPO and RPO Provider agree to make Covered Medical Services available and accessible to Medicare+Choice Members on a 24-hours per day, 7-day per week basis and with reasonable promptness and in a manner which assures continuity in the provision of Covered Medical Services.

     3.   DISCRIMINATION PROHIBITED. In accordance with the provisions of
          Section 2.6, neither RPO nor RPO Provider shall deny, limit, or condition the furnishing of benefits to a Medicare+Choice Member on the basis of any factor that is related to health status, including, but not limited to the following: (a) medical condition, including mental as well as physical illness; (b) claims experience; (c) receipt of health care; (d) medical history; (e) genetic information; (f) evidence of insurability, including conditions arising out of acts of domestic violence; or (g) disability.

     4. SCREENING MAMMOGRAPHY, INFLUENZA VACCINE, AND PNEUMOCOCCAL VACCINE. RPO and RPO Provider acknowledge and agree: (a) Medicare+Choice Members may directly access (through self-referral) Covered Medical Services constituting screening mammography and influenza vaccine; and
          (b) neither RPO, nor RPO Provider may bill or collect from Medicare+Choice Members Copayments, or any other type of cost sharing for influenza vaccine and pneumococcal vaccine.

     5. SUBCONTRACTORS. RPO and RPO Provider agree that prior to entering into a subcontractor arrangement whereby RPO or RPO Provider arranges to provide any of its services hereunder through a subcontractor, RPO or RPO Provider, as applicable, (a) shall obtain Texas HealthSpring's written approval of such subcontract, and (b) agrees, and shall cause such subcontractor to agree, that such services shall be performed in accordance with the terms and conditions of this Agreement and the CMS Agreement. RPO and RPO Provider agree that if RPO or RPO Provider carries out any responsibilities under this Agreement through the use of a subcontractor, including any organization related by ownership or control to RPO or RPO Provider when the subcontract is worth or costs Ten Thousand Dollars ($10,000) or more over a twelve (12) month period, RPO or RPO Provider shall obtain and forward to Texas HealthSpring the subcontractor's written promise to be bound as an RPO Provider under this Agreement. RPO and RPO Provider agree that subject to and in accordance with the foregoing, RPO and RPO Provider shall make available to Government Agencies and Accreditation Organizations all Medicare+Choice Member medical information required for assessing the quality of care or investigating Medicare+Choice Member's grievances or complaints.

     6. DELEGATED ACTIVITIES. In the event Texas HealthSpring delegates to RPO any of Texas HealthSpring's activities or responsibilities under the CMS Contract, RPO and Texas HealthSpring agree to enter into a written agreement: (a) specifying the delegated activities and reporting responsibilities; (b) providing for revocation of the delegation activities and reporting requirements or specify other remedies in instances where CMS, Texas HealthSpring determines that RPO or RPO Provider have not performed satisfactorily; (c) specifying that the performance of RPO or RPO Provider is monitored by Texas HealthSpring on an ongoing basis; (d) specifying that either (i) the credentials of medical professionals affiliated with RPO or RPO Provider will be either reviewed by Texas HealthSpring, or (ii) the credentialing process will be reviewed and approved by Texas HealthSpring and Texas HealthSpring must audit the credentialing process on an ongoing basis; and (e) specifying that RPO or RPO Provider must comply with all applicable Medicare laws, regulations, and CMS instructions.

     7. REPORTING REQUIREMENTS. RPO agrees and shall cause RPO Providers to provide all documents and information necessary for Texas HealthSpring to comply with Texas HealthSpring's requirements for submitting information under the CMS Contract, as determined in the sole discretion of Texas HealthSpring. RPO agrees, as a condition to receiving payment under this Agreement to provide a certification certifying, to the best of RPO knowledge, information, and belief, the accuracy, completeness, and truthfulness of the encounter data RPO submits to Texas HealthSpring under this Section and in accordance with the provisions of 42 C.F.R. Section 422.502(1), as may be amended from time to time.

     8. ACCOUNTABILITY. Texas HealthSpring, RPO and RPO Provider acknowledge and agree that Texas HealthSpring shall oversee and be accountable to CMS for any functions or responsibilities under the Medicare+Choice Program. RPO and RPO

          Provider agree to cooperate with Texas HealthSpring and assist Texas HealthSpring in such oversight and accountability activities as part of the program integrity requirements under the Medicare+Choice Program.

     9. EXCLUDED PROVIDERS. RPO and RPO Provider acknowledge that is prohibited from employing or contracting with an individual who is excluded from participation in the Medicare program (or with an entity that employs or contracts with such an individual) for the provision of any of the following: (a) health care; (b) utilization review; (c) medical social work; or (d) administrative services. RPO and RPO Provider agree to immediately notify Texas HealthSpring in the event RPO or RPO Provider, or any of their employees or contractors, is excluded from participation in the Medicare program or any administrative or regulatory proceedings is initiated that could lead to the exclusion of RPO or RPO Provider or any of their employees or contractors from the Medicare program. In such event, Texas HealthSpring may immediately terminate this Addendum to the Agreement pertaining to the Benefit Program for the Medicare+Choice Program. RPO AGREES TO INDEMNIFY AND HOLD TEXAS HEALTHSPRING HARMLESS FOR ANY LOSS, COST, OR LIABILITY INCURRED BY TEXAS HEALTHSPRING AS A RESULT OF THE EXCLUSION OF RPO OR RPO PROVIDER OR ANY OF THEIR EMPLOYEES OR CONTRACTORS. THIS INDEMNITY SHALL NOT BE CONSTRUED TO LIMIT TEXAS HEALTHSPRING'S RIGHTS, IF ANY, TO COMMON LAW INDEMNITY.

     10. MARKETING. RPO and RPO Provider acknowledge and agree that all marketing activities related a Benefit Program under the Medicare+Choice Program must conform to the requirements of the Medicare+Choice Program, codified at 42 C.F.R. Section 422.80, as amended from time to time. RTO and RPO Provider agree not to engage in any such marketing activities, directly or indirectly, without first obtaining Texas HealthSpring's and CMS's approval.

     11. ADVANCE DIRECTIVES. RPO agrees and shall cause RPO Providers to agree to: (a) document in a prominent part of each Medicare+Choice Member's medical record whether or not the Medicare+Choice Member has executed an advance directive; (b) not condition the provision of care or otherwise discriminate against a Medicare+Choice Member based on whether or not the individual has executed an advance directive; (c) comply with Texas HealthSpring's policies and procedures regarding advance directives; and (d) comply with requirements of State and federal law regarding advance directives, including without limitation the rules and regulations under the Medicare+Choice Program [42 C.F.R.417.436(d)]

     12. PHYSICIAN INCENTIVE PLANS. RPO and RPO Provider acknowledge and agree that no payments, including without limitation, any payments made pursuant to Article III of this Agreement or Section D of this Addendum, shall be made directly or indirectly to RPO or RPO Provider as an inducement to reduce or limit Medically Necessary services. RPO and RPO Provider further agrees to cooperate with Texas HealthSpring's efforts to comply with federal and state regulations, including disclosure requirements related to physician incentive plans. RPO and RPO Provider agree that in the event RPO or RPO Provider enters into an agreement with any individual physician or physician group related to the performance of RPO or RPO Provider's duties under this Agreement that includes a physician incentive plan as defined in 42 C.F.R. Section 422.208, RPO or RPO Provider, as applicable, such physician incentive plan shall comply with the rules and regulations set forth under the Medicare+Choice Program and agree to the following:

          (a) No payments shall be made directly or indirectly to any physician as an inducement to reduce or limit Medically Necessary services.

          (b) RPO and RPO Provider agree, and shall cause each physician to agree, to disclose the terms and conditions of any and all physician incentive plan arrangements entered into by RPO or RPO Provider, including without limitation (i) whether the amount of compensation under such arrangement covers physician referrals;
               (ii) the amount of the financial incentives, stared as a percentage of withhold or bonus; (iii) the amount of stop loss coverage maintained by RPO or RPO Provider and physicians; and
               (iv) the number of covered lives under each physician incentive plan submitted in accordance with this Agreement or as otherwise required by Texas HealthSpring.

          (c) RPO and RPO Provider agree to cooperate (and to cause each physician and physician group to agree to cooperate), with Texas HealthSpring's efforts to comply with federal and state regulations, including disclosure requirements.

     13. PROHIBITION ON REMOVAL OF BENEFIT PROGRAM ASSIGNED MEMBERS. Neither RPO, RPO Provider, or any of their employees or contractors under this Agreement shall request, demand, require or otherwise seek, directly or indirectly, the termination from the Benefit Program under the Medicare+Choice Program of any Medicare+Choice Member based upon the Medicare+Choice Member's need for or utilization of medically required services, or in order to gain financially or otherwise from such termination. RPO or RPO Provider may request that Texas HealthSpring terminate coverage of a Medicare+Choice Member for reasons of fraud, disruption of medical services, or failure to follow a physician's orders, or for any of the reasons for mandatory disenrollment specified by CMS. However, RPO and RPO Provider agree that Texas HealthSpring shall have sole and ultimate authority to terminate a Medicare+Choice Member's coverage, and to notify the Medicare+Choice Member of his/her termination. RPO and RPO Provider understand that any requested termination is subject to prior approval by CMS.

     14. TREATMENT PLANS. RTO and RPO Provider agree to cooperate with Texas HealthSpring policies and procedures to: (a) identify Medicare+Choice Members with complex or service medical conditions; (b) assess those conditions, and use medical procedures to diagnose and monitor them on an ongoing basis; and (c) establish and implement a treatment plan that is appropriate to those conditions, includes an adequate number of direct access visits to specialists consistent with the treatment plan; and is time-specific and updated periodically by the RPO Provider.

     15. NOTICE TO MEDICARE+CHOICE MEMBERS. Upon termination of this Agreement or this Addendum, Texas HealthSpring shall provide written notice of such termination to all Medicare+Choice Members within fifteen (15) working days of receipt or issuance of a notice of termination.

C.   MANAGED CARE SERVICES

     1. QM/QI PROGRAM. RPO agrees and shall cause RPO Providers to comply with Texas HealthSpring's QM/QI Program and the provisions of Section 2.13 of this Agreement and consult with Texas HealthSpring in development of such program. RPO and RPO Provider acknowledge that Texas HealthSpring is required under the Medicare+Choice Program to have an agreement with an independent quality review and improvement organization approved by CMS to perform an external review of Texas HealthSpring's QM/QI Program. RPO agrees and shall cause RPO Providers to comply with the activities of Texas HealthSpring's independent quality review and improvement organization in accordance with the applicable Medicare+Choice Program requirements, including, without limitation, (a) allocating adequate space at RPO and RPO Provider's facilities for use of the review organization whenever it is conducting review activities; and (b) providing all pertinent data, including without limitation, patient care data, at the time the review organization needs the data to carry out the review and make its determination.

     2. UTILIZATION REVIEW. RPO agrees and shall cause RPO Providers to comply with Texas HealthSpring's Utilization Management Program and the provisions set forth in Section 2.8 of this Agreement.

     3. POLICIES AND PROCEDURES. RPO agrees and shall cause RPO Providers to comply with Texas HealthSpring's policies and procedures, including without limitation written standards for the following: (a) timeliness of access to care and member services; (b) policies and procedures that allow for individual Medical Necessity determinations (e.g., coverage rules, practice guidelines, payment policies); and (c) provider consideration of Medicare+Choice Member input into the provider's proposed treatment plan.

     4.   GRIEVANCE, ORGANIZATION, DETERMINATIONS, AND APPEALS.

          (a) Medicare+Choice Member Grievance and Appeals Procedures. RPO agrees and shall cause RPO Providers to comply with Texas HealthSpring's procedures for Medicare+Choice Member grievances, organization determinations, and Medicare+Choice Member appeals set forth in the Benefit Program Requirements for Benefit Programs under the Medicare+Choice Program.

     5. NOTICE OF DISCHARGE AND MEDICARE APPEAL RIGHTS. RPO agrees and shall cause RPO Providers to (a) comply with the Medicare+Choice Program requirements and Texas HealthSpring's policy and procedures regarding review of noncoverage of inpatient hospital care, including without limitation, the submission of medical records and other pertinent information in a timely manner, and (b) provide Notice of Discharge and Medicare Appeal Rights to Medicare+Choice Members in accordance with Texas HealthSpring's policies and procedures and the requirements of the Medicare+Choice Program; provided, however, neither RPO nor RPO Provider shall give Notice of Discharge and Medicare Appeal Rights to any Medicare+Choice Member without first notifying Texas HealthSpring of the proposed discharge. As used herein, the term Notice of Discharge and Medicare Appeal Rights shall mean the CMS-approved notice, setting forth (a) the reason inpatient care is no longer needed; (b) the effective date of the Medicare+Choice Member's risk of financial liability; and (c) the Medicare+Choice Member's appeal rights. RPO agrees and shall cause RPO Providers to cooperate with Texas HealthSpring with respect to the proposed discharge. RPO agrees and shall cause RPO Providers to cooperate with the Medicare+Choice Member and Texas HealthSpring to arrange an orderly discharge, including without limitation providing all medical information related to the Medicare+Choice Member's care, subject to and in accordance with State and federal laws and regulations regarding the confidentiality of patient medical records, Such records shall be provided at no cost other than the copying costs, not to exceed ten (10 cent(s)) cents per page.

D.   FINANCIAL ARRANGEMENT

     1. CAPITATION; RPO RISK SERVICES. Where and when applicable, RPO shall render RPO Risk Services for each Medicare+Choice Member who select or are assigned to RPO Provider. RPO Risk Services are set forth on
          Exhibit 3 to this Addendum. As compensation for rendering RPO Risk Services, Texas HealthSpring shall pay RPO the Capitation Compensation as set forth in Exhibit 2 to this Addendum for each Medicare+Choice Member eligible to receive such services from RPO or RPO Provider during a particular month and which shall be paid by Texas HealthSpring on or before the fifteenth (15th) day of such month. Texas HealthSpring's payment shall be subject to the provisions of Sections 2.19 and 3.4 of this Agreement. RPO further agrees to comply with the payment provisions of this Medicare+Choice Addendum applicable to Texas HealthSpring for RPO Risk Services provided outside of the RPO Service Area, or by a non-Participating Provider or health care provider other than RPO or RPO Provider.

     2.   SPECIAL PAYMENT RULES FOR INPATIENT STAYS.

          (a) RPO shall not be entitled to payment from Texas HealthSpring for Covered Medical Services provided to a Medicare-Choice Member who is receiving inpatient hospital services from RPO or RPO Provider as of the effective date of the Medicare+Choice Member's election of Texas HealthSpring under the Medicare+Choice Program until after the date of the Medicare+Choice Member's discharge. In the event a Medicare+Choice Member's eligibility to receive Covered Medical Services ends. RPO shall be entitled to payment from Texas HealthSpring for Covered Medical Services provided to a Medicare-Choice Member who is receiving inpatient hospital services from RPO or RPO Provider as of the effective date of the end of such coverage after such date and until the date of the Medicare+Choice Member's discharge.

          (b) RPO agrees and shall cause RPO Providers to acknowledge and agree that after Texas HealthSpring determines that inpatient hospital services are not, or are no longer, covered under the applicable Benefit Program under the Medicare+Choice Program, Texas HealthSpring is responsible for payment to RPO for the continued hospital stay until noon of the calendar day following the day Texas HealthSpring notifies Medicare+Choice Member of its determination regarding coverage for the continued hospital stay only if (i) Texas HealthSpring provided Prior Authorization for the inpatient stay directly or by delegation; and (ii) Medicare+Choice Member makes a timely request for PRO review. RPO further acknowledges and agrees that if Texas HealthSpring did not provide Prior Authorization for the inpatient stay directly or by delegation, Texas HealthSpring will only pay RPO for the continued stay if it is determined by PRO or Texas HealthSpring an appeal that the hospital stay should have been a Covered Medical Service.

     3. SERVICES FURNISHED UNDER A PRIVATE CONTRACT. RPO and RPO Providers shall not be entitled to payment from Texas HealthSpring for Covered Medical Services (other than Emergency Services or Urgently Needed Services) by a physician or other practitioner, including an employee or subcontractor, who has filed with the Medicare carrier an affidavit promising to furnish Medicare-covered services to Medicare beneficiaries only through private contracts under section 1802(b) of the Social Security Act with the beneficiaries.

     4. PROMPT PAYMENT. Texas HealthSpring agrees to comply with the prompt payment provisions set forth in Section 3.2 of this Agreement.

     5. CONTRACTED SERVICES RECIPROCITY. When a Member for whom RPO or RPO Provider is not under a Capitated Compensation method receives services from RPO or RPO Provider, then RPO Provider shall accept compensation based upon CMS reimbursement rates for Medicare.

     6. EMERGENCY SERVICES. Texas HealthSpring and/or RPO shall pay for Covered Medical Services that are Emergency Services rendered to a Medicare+Choice Member to treat an Emergency Medical Condition or for which Texas HealthSpring or RPO or RPO Provider instructed the Medicare+Choice Member to seek treatment within or outside the RPO Service Area or Texas HealthSpring's provider network. The physician treating the Medicare+Choice Member shall decide when the Medicare+Choice Member is stabilized for transfer or discharge and such decision shall be binding on Texas HealthSpring, RPO and RPO Provider.

     7. URGENTLY NEEDED SERVICES. Texas HealthSpring and/or RPO shall pay for all Covered Medical Services constituting Urgently Needed Services rendered to a Medicare-Choice Member.

     8. RENAL DIALYSIS SERVICES. Texas HealthSpring and/or RPO shall pay for all Covered Medical Services constituting renal dialysis services provided to a Medicare+Choice Member while the Medicare+Choice Member was temporarily outside the RPO Service Area.

     9. POST-STABILIZATION CARE SERVICES. Texas HealthSpring and/or RPO shall pay for all Covered Medical Services constituting post-stabilization care services that were pre-approved by Texas HealthSpring or RPO or were not pre-approved by Texas HealthSpring or RPO because Texas HealthSpring or RPO did not respond to the non-Participating Provider of post-stabilization care services request for pre-approval within one (1) hour after being requested to approve such care, or could not be contacted for pre-approval.

     10. DENIED SERVICES. Texas HealthSpring and/or RPO shall pay for all Covered Medical Services for which coverage has been denied by RPO, RPO Provider, Texas HealthSpring and found upon appeal to be services the Medicare+Choice Member was entitled to have furnished or paid for, by RPO, RPO Provider or Texas HealthSpring.

     11. PAYMENT TO NON-PARTICIPATING PROVIDERS. Texas HealthSpring and/or RPO shall compensate a non-Participating Provider in an amount equal to the amount the non-Participating Provider would have received under fee-for-service Medicare (including balance billing permitted under Medicare Part A and Part B.

     12. PROMPT PAYMENT OF CLAIMS TO NON-PARTICIPATING PROVIDERS. Texas HealthSpring and/or RPO shall process and pay or deny all claims eligible for payment submitted by a non-Participating Provider for such services within the time limits specified by CMS, the State regulatory agency, and State Department of Health. Current CMS guidelines specify that Clean Claims must be paid within thirty (30) days of receipt and all other claims must be approved or denied within sixty (60) days of receipt. Texas HealthSpring and/or RPO shall maintain adequate records and procedures to record dates of receipt, processing, and payment of claims from non-contracted providers. With respect to RPO Risk Services, in the event that RPO does not process and pay eligible claims submitted for RPO Risk Services in accordance with the provisions of this Section within the applicable time limits as specified above and in the separate Delegated Services Agreement between Texas HealthSpring and RPO, Texas HealthSpring shall advise RPO in writing of Texas HealthSpring's concerns of such delayed claims payment and provid RPO with the opportunity to pay such claims prior to taking any further action as allowed by this Section 12. Should RPO fail to promptly pay such claims or refuse to pay such claims, Texas HealthSpring reserves the right to pay such claims and deduct (a) the amounts paid to such providers from RPO's Capitation Compensation; and (b) the interest that has accrued, if any, on clean claims that are not paid with the thirty (30) days of receipt. Any deductions from RPO's Capitation Compensation as allowed by this
          Section 12 shall be clearly indicated in the affected month Capitation Compensation payment.

     13. DIRECT ACCESS TO SPECIALTY CARE. Texas HealthSpring and RPO acknowledge and agree that female Medicare+Choice Members are allowed to directly access a women's health specialist who is an RPO Provider for women's routine and preventive health care services provided as basic benefits. Texas HealthSpring and RPO further agree that it shall not deny payment for a Covered Medical Service on the basis that a female Medicare+Choice Member did not obtain a referral for such services. [42 CFR. Section 422.112(a)(3).]

     14. INCORRECT COLLECTIONS. RPO and RPO Provider agree to refund any amounts incorrectly collected from a Medicare+Choice Member (or from others on behalf of a Medicare+Choice Member), and to pay any other amounts due to a Medicare+Choice Member (or others on a Medicare+Choice Member's behalf), in accordance with the provisions of 42 C.F.R. Section 422.309, as amended from time to time. RPO and RPO Provider further agree to notify Texas HealthSpring of any amounts RPO owes under this Section. RPO FURTHER AGREES TO INDEMNIFY AND HOLD HARMLESS TEXAS HEALTHSPRING FOR ANY LOSS, COST, OR LIABILITY INCURRED BY TEXAS HEALTHSPRING AS A RESULT OF (A) ANY AMOUNTS INCORRECTLY COLLECTED FROM A MEDICARE+CHOICE MEMBER BY RPO, RPO PROVIDER OR ANY OF THEIR EMPLOYEES OR CONTRACTORS; AND/OR (B) THE FAILURE BY RPO, RPO PROVIDER OR ANY OF THEIR EMPLOYEES OR CONTRACTORS TO PAY ANY AMOUNTS DUE UNDER THIS SECTION. THIS INDEMNITY SHALL NOT BE CONSTRUED TO LIMIT TEXAS HEALTHSPRING'S RIGHTS, IF ANY, TO COMMON LAW INDEMNITY.

     16. ALLOCATION OF MEDICARE-CHOICE MEMBER PREMIUM. In the event Texas HealthSpring requires the Medicare+Choice Member pay a Medicare+Choice Member Premium under any Medicare+Choice Benefit Program, RPO shall receive its representative share of any Medicare+Choice Member Premium Texas HealthSpring has collected from Medicare+Choice Members, as applicable. RPO shall receive its representative share of collected Medicare+Choice Member Premium according to the percentages of CMS Payment allocation outlined in Exhibit I of this Addendum A to the extent the Medicare+Choice Member Premium applies to RPO Risk Services. RPO shall not receive any share of Medicare+Choice Member Premium not applicable to RPO Risk Services.

     17. PERFORMANCE BONUS FUND. Performance Bonus Services are those Covered Medical Services that will apply to the Performance Bonus Fund ("Performance Bonus Fund"). In addition to Capitation Compensation payments, RPO shall be eligible to receive a bonus payment on a quarterly schedule to be determined by Texas HealthSpring. This bonus payment shall only occur in the event that there are surplus funds in the Performance Bonus Fund at the time of reconciliation. Reconciliation of the Performance Bonus Fund shall be done by Texas HealthSpring. However, RPO shall have a right of review and appeal, for a period to not exceed thirty (30) calendar days, prior to the finalization of the reconciliation. Throughout the period covered by the Performance Bonus Fund, RPO shall receive monthly Performance Bonus Fund Status Reports demonstrating the number and amount of claims paid during the previous calendar month. In the event of a deficit in the Performance Bonus Fund RPO shall pay to Texas HealthSpring, within thirty (30) days of the final reconciliation, any monies owed as a result of such deficit. Texas HealthSpring and RPO agree to share equally in the surpluses and deficits of the Performance Bonus Fund as set forth below.

               PERFORMANCE BONUS FUND

               TEXAS HEALTHSPRING = 50%

               RPO = 50%

E.   MEMBER HOLD HARMLESS

     RPO and RPO Provider shall accept as payment in full for Covered Medical Services provided to Medicare+Choice Members the compensation specified in Section D of this Addendum. RPO agrees and shall cause RPO Providers to agree that in no event, including, but not limited to nonpayment by Texas HealthSpring or RPO, Texas HealthSpring's or RPO's insolvency, or breach of this Agreement shall RPO or RPO Provider bill, charge, collect a deposit from, or seek compensation, remuneration, or reimbursement from, or have any recourse against, Medicare+Choice Members or persons other than Texas HealthSpring or RPO acting on Medicare+Choice Member's behalf for services provided under this Agreement. This provision shall not prohibit RPO or RPO Provider from collecting from Medicare+Choice Members any applicable Copayments or fees for non-Covered Medical Services delivered on a fee-for-service basis to a Medicare+Choice Member. With respect to Covered Medical Services furnished prior to the termination of this Agreement, this section shall survive the termination of this Agreement (regardless of the reason for termination, including insolvency of Texas HealthSpring or RPO), shall be construed to be for the benefit of Medicare+Choice Members, and supersedes any oral or written contrary agreement now existing or later entered into during the term of this Agreement between RPO or RPO Provider and a Medicare+Choice Member or persons acting on a Medicare+Choice Member's behalf. RPO and RPO Provider acknowledge that in the event of Texas

     HealthSpring's insolvency or other cessation of operations, benefits to Medicare+Choice Members will continue through the period for which payment from CMS to Texas HealthSpring has been paid, and benefits of Medicare+Choice Members who are inpatients in a hospital on the date of insolvency or other cessation of operations will continue until their discharge. No changes in the insolvency protection or continuation of benefits provisions under this Section shall be made without prior written approval of CMS, if applicable

F.   MEDICARE AS SECONDARY PAYOR

     RPO and RPO Provider shall not be entitled to payment by Texas HealthSpring for the provision of Covered Medical Services to the extent that the Medicare program is not the primary payer, as determined in accordance with the relevant provisions of section 1862(b) of the Social Security Act and 42 C.F.R. Part 411, except as set forth in this Section. RPO and RPO Provider agree to assist Texas HealthSpring in identifying payers that are primary to the Medicare program, determining the amounts payable by those payers and coordinating Covered Medical Services with the benefits of the primary payer in accordance with Texas HealthSpring policies and procedures relating to coordination of benefits. RPO and RPO Provider are authorized to charge other individuals or entities for Covered Medical Services provided to a Medicare+Choice Member for which Medicare is not the primary payer, as follows: if such Covered Medical Services are also covered under
     (a) State or federal workers' compensation, any no-fault insurance or any liability insurance policy or plan, including a self-insured plan, RPO or RPO Provider may charge: (i) the insurance carrier, (ii) employer, (iii) any other entity that is liable for payment for the Covered Medical Services as a primary payer, or (iv) the Medicare+Choice Member (to the extent such Medicare+Choice Member has been paid by the carrier, employer, or entity for such Covered Medical Services); and (b) a group health plan or large group health plan, RPO or RPO Provider may charge: (i) the group health plan or large group health plan; or (ii) the Medicare+Choice Member, to the extent that such Medicare+Choice Member has been paid by either such plan.

G.   TERM AND TERMINATION

     1. NOTICE OF TERMINATION. Notwithstanding any other statement in this Agreement to the contrary, RPO and Texas HealthSpring shall give written notice to the other party on or before April 1st of each calendar year before terminating without cause this Addendum for the Medicare+Choice Benefit Program and this Agreement to be effective December 31st of such calendar year in order for Texas HealthSpring to meet its next annual filing with CMS for continuation of the Medicare+Choice Benefit Program which annual filing occurs prior to July 1st of any calendar year. RPO shall give at least ninety (90) days written notice to Texas HealthSpring of the termination of an RPO Provider's participation as a Participating Provider.

     2. PROVIDER CREDENTIALING AND PROVIDER RIGHTS. In the event Texas HealthSpring denies, suspends, or terminates this Agreement, this Addendum, or RPO Provider's participation under this Agreement or this Addendum, Texas HealthSpring shall provide RPO and RPO Provider written notice of the following: (1) the reasons for the action; (ii) the standards and the profiling data Texas HealthSpring used to evaluate RPO or RPO Provider; (iii) the numbers and mix of health care professionals the organization needs; and (iv) RPO or RPO Provider's right to appeal the action and the process and timing for requesting a hearing.

H.   ACCESS TO BOOKS AND RECORDS

     1. ACCESS TO RECORDS. RPO hereby agrees and shall cause RPO Provider to agree to the following: the Department of Health and Human Services
          (DHHS), the Comptroller General, or their designee may evaluate, through inspection or other means: (a) the quality, appropriateness, and timeliness of services furnished to Medicare+Choice Members; and
          (b) the Facilities. RPO and RPO Provider further agree that DHHS, the Comptroller General, or their designees may audit, evaluate, or inspect any books, contracts, medical records, patient care documentation, and other records of RPO or RPO Provider (or its assignee) that pertain to any aspect of services performed, reconciliation of benefit liabilities, and determination of amounts payable under CMS Contract, or as the Secretary of the federal Department of Health and Human Services may deem necessary to enforce the CMS Contract. RPO agrees and shall cause RPO Providers to make available, for the purposes specified in this Section, their premises, physical facilities and equipment, records relating to Medicare+Choice Members, and any additional relevant information that CMS may require. RPO and RPO Provider further agree that DHHS, the Comptroller General, or their designee's right to inspect, evaluate, and audit extends through six (6) years from the final date of the contract period of CMS Contract or completion of any audit, whichever is later.

     2. CONFIDENTIALITY OF RECORDS. For any medical records or other information RPO and RPO Provider maintain with respect to Medicare+Choice Members, RPO and RPO Provider must establish procedures to: (a) safeguard the privacy of any information that identifies a Medicare+Choice Member; (b) release information from, or copies of, records only to authorized individuals; (c) ensure that unauthorized individuals cannot gain access to or alter Medicare+Choice Member records; (d) release original medical records only in accordance with Federal and State laws, court orders, or subpoenas; (e) maintain the records and information in an accurate and timely manner; (f) ensure timely access by Medicare+Choice Members to the records and information that pertain to them; and (g) abide by all State and federal laws regarding confidentiality and disclosure for mental health records, medical records, other health information and Medicare+Choice Member information.

     3. EXCHANGE OF INFORMATION. RPO and RPO Provider shall maintain each Medicare+Choice Member medical record in accordance with standards established by Texas HealthSpring and shall cooperate with Texas HealthSpring to ensure that there is appropriate and confidential exchange of information among provider network components.

I.   MISCELLANEOUS

     1. COMPLIANCE WITH LAWS. RPO, RPO Provider, Texas HealthSpring agree to comply with: (a) Title VI of the Civil Rights Act of 1964 as implemented by regulations at 45 C.F.R part 84; (b) The Age Discrimination Act of 1975 as implemented by regulations at 45 C.F.R.
          part 91; (c) The Rehabilitation Act of 1973; (d) The Americans With Disabilities Act; and (e) all other applicable laws and rules, including, without limitation, all applicable Medicare rules and regulations and CMS instruction. RPO and RPO Provider acknowledge that Texas HealthSpring receives federal funds and that as a subcontractor of Texas HealthSpring, the payments RPO and RPO Provider receive under this Agreement are, in whole or in part, from federal funds. RPO agrees and shall cause RPO Providers to comply with all laws, rules, and regulations applicable to entities receiving federal funds.

     2. AMENDMENT. The following provisions shall be in addition to the amendment provisions under this Agreement. RPO agrees on behalf of itself and RPO Providers that any modification, addition or deletion of the provisions of the CMS Contract that are required by CMS or by change in law shall be automatically incorporated and effective immediately under this Agreement.

                             EXHIBIT 1 TO ADDENDUM A

                           RPO SERVICE AREA BY COUNTY
                         MEDICARE+CHOICE BENEFIT PROGRAM

Harris

Fort Bend

Jefferson

                   CONFIDENTIAL, PROPRIETARY AND TRADE SECRET

                             EXHIBIT 2 TO ADDENDUM A
                        CAPITATION COMPENSATION SCHEDULE
                         MEDICARE+CHOICE BENEFIT PROGRAM

1. RPO shall accept the following Capitation Compensation as payment in full from Texas HealthSpring for RPO Risk Services provided to Medicare+Choice Members assigned to Primary Care Physician. Texas HealthSpring ("Institutional Risk Manager") shall receive Capitation Compensation as payment in full for Institutional Risk Services provided to Medicare+Choice Members assigned to Primary Care Physician.

CAPITATION COMPENSATION SCHEDULE

Allocation of CMS Payment to Texas HealthSpring      Percentage or PMPM
--------------------------------------------------   ------------------
RPO Capitation Compensation                                 35.8%
Institutional Risk Manager Capitation Compensation          54.2%
Texas HealthSpring administration                           10.0%

2. Texas HealthSpring shall make separate Capitation Compensation payments to RPO and Institutional Risk Manager in the form of a fixed percentage of the CMS Payment received monthly by Texas HealthSpring for those individuals designated as Medicare+Choice Members as of the first (1st) day of the month. Texas HealthSpring will make these monthly Capitation Compensation payments to RPO and Institutional Risk Manager on or before the fifteenth
     (15th) day of the month. Medicare+Choice Capitation Compensation shall be based on the number of Medicare+Choice Members as of the fist (1st) day of the month.

3. The total amount to be paid by Texas HealthSpring each month to RPO and Institutional Risk Manager for providing or arranging Covered Medical Services to Medicare+Choice Members shall be ninety percent (90.00%) of the total CMS Payment. The ninety percent (90%) of the total CMS Payment shall be divided, as follows: (i) to RPO for RPO Risk Services, an amount equal to (35.8%) of the total CMS Payment, plus (ii) to Institutional Risk Manager for Institutional Risk Services an amount equal to (54.2%) of the total CMS Payment. The remaining ten percent (10%) of the total CMS Payment shall be payment to Texas HealthSpring for its administration services.

4. Each month, Texas HealthSpring will provide RPO and Institutional Risk Manager an eligibility file of all Medicare+Choice Members. RPO and Institutional Risk Manager shall each receive the same eligibility file. The monthly CMS Payment that is paid by Texas HealthSpring to RPO and Institutional Risk Manager are prepaid amounts for all Covered Medical Services provided by RPO, through Institutional Risk Manager for Medicare+Choice Members. Texas HealthSpring shall provide RPO and Institutional Risk Manager respectively with a monthly list of Medicare+Choice Member for whom RPO is responsible for rendering RPO Risk Services and for whom Institutional Risk Manager is responsible for the provision of Institutional Risk Services respectively during such month. Texas HealthSpring shall provide RPO and Institutional Risk Manager respectively with an electronic data file reporting such Medicare+Choice Members for whom RPO is responsible for rendering RPO Risk Services and for whom Institutional Risk Manager is responsible for the provision of Institutional Risk Services respectively by the tenth (10th) day of each month.

5. Capitation Compensation for any month shall reflect those Medicare+Choice Members designated as Texas HealthSpring enrollees by CMS as of the first
     (1st) day of the month. In the event an individual is retroactively added or deleted as a Medicare+Choice Member, the associated debits and credits for said individual shall be reflected in the Capitation Compensation payment to RPO and Institutional Risk Manager for the month after Texas HealthSpring is notified by CMS of such addition or deletion, but only to the extent that such additions or deletions are reflected in the CMS Payment. Texas HealthSpring shall not otherwise pay Capitation Compensation to RPO or Institutional Risk Manager for Medicare+Choice Members retroactively, regardless of the month in which they were added as Medicare+Choice Members.

                             EXHIBIT 3 TO ADDENDUM A
                   DIVISION OF FINANCIAL RESPONSIBILITY MATRIX
                        MEDICARE+CHOICE BENEFIT PROGRAMS

              DESCRIPTION OF SERVICES
     [RPO RISK SERVICES AND INSTITUTIONAL RISK                                                   PERFORMANCE
       SERVICES AGREED UPON BETWEEN RPO AND                  RPO         INSTITUTIONAL RISK      BONUS FUND
            INSTITUTIONAL RISK MANAGER]                 RISK SERVICES         SERVICES            SERVICES
---------------------------------------------------   ----------------   ------------------   ----------------
AIDS                                                          X                                       X
-    Professional Component
-    Facility Component                                                           X                   X

ALLERGY                                                       X                                       X
-    Testing
-    Serum                                                    X                                       X

AMBULANCE, AIR OR GROUND                                                          X                   X
-    In Service Area
-    Out of Service Area                                                          X                   X

AMNIOCENTESIS                                                 X                                       X
-    Professional Component
-    Office Based Facility Component                          X                                       X
-    Non-Office Based Facility Component                      X                                       X

ANESTHETICS, ADMINISTRATION OF                                X                                       X

ANGIOGRAPHY                                                   X                                       X
-    Professional Component
-    Facility Component                                                           X                   X

APNEA MONITOR (DME)                                                               X                   X

ARTIFICAL INSEMINATION                                        X                                       X
-    Professional Component
-    Facility Component                                                           X                   X

ARTIFICAL LIMBS (Prosthetics)                                                     X                   X

BIOFEEDBACK                                                   X                                       X
-    When ordered by RPO/medical group
     physician/provider
-    When ordered by Chemical                                               XUsing Texas              X
     Dependency/Detox/Mental Health                                       HealthSpring MH
     physician/therapist/provider                                              vendor

BLOOD & BLOOD PRODUCTS                                        X                                       X
-    Professional component
-    Transfusions                                                                 X                   X
-    inpatient administration, storage and                                        X                   X
     processing of blood and blood products
-    Autologous blood donation                                                    X                   X

CHEMICAL DEPENDENCY REHABILITATION                                          XUsing Texas              X
-    Professional Component                                               HealthSpring MH
                                                                               vendor
-    Facility Component                                                     XUsing Texas              X
                                                                          HealthSpring MH
                                                                               vendor

CHEMOTHERAPY                                                  X                                       X
-    Professional Component
-    Drugs (HCPCS J9000)                                      X                                       X
-    Adjunct drugs for administration                         X                                       X

CHIROPRACTIC                                                  X                                       X

               DESCRIPTION OF SERVICES
      [RPO RISK SERVICES AND INSTITUTIONAL RISK                                                  PERFORMANCE
        SERVICES AGREED UPON BETWEEN RPO AND                 RPO         INSTITUTIONAL RISK      BONUS FUND
             INSTITUTIONAL RISK MANAGER]                RISK SERVICES         SERVICES            SERVICES
---------------------------------------------------   ----------------   ------------------   ----------------
CIRCUMCISION                                                  X                                       X
-    Professional Component
-    Facility Component                                                           X                   X

COLOSTOMY SUPPLIES                                                                X                   X
-    Inpatient
-    Outpatient

CONTACT LENSES                                                                    X                   X
-    Interocular Lens (Surgically Implanted)
-    Incident to Cataract Surgery

COSMETIC SURGERY                                              X                                       X
-    Professional Component
-    Facility Component                                                           X                   X

DENTAL SERVICES (Medically Necessary dental repair)           X                                       X
-    Professional Component
-    Office Based Facility Component                                              X                   X
-    Facility Component                                                           X                   X

DETOX                                                                       XUsing Texas              X
-    Professional Component                                               HealthSpring MH
                                                                               Vendor
-    Facility Component                                                     XUsing Texas              X
                                                                          HealthSpring MH
                                                                               Vendor

DIAGNOSTIC SERVICES (Other than Radiology Services)           X                                       X
-    Inpatient, Professional Component
-    Inpatient, Facility Component                                                X                   X
-    Outpatient, Professional Component                       X                                       X
-    Outpatient, Office Based Facility Component              X                                       X
-    Outpatient, Facility Component                           X                                       X

DURABLE MEDICAL EQUIPMENT                                                         X                   X
-    Surgically Implanted
-    Impatient
-    Outpatient

EMERGENCY CARE                                                X                                       X
-    Professional Component
-    Facility Component                                                           X                   X

EMPLOYMENT PHYSICAL                                      Not Covered         Not Covered         Not Covered
                                                      Medical Services    Medical Services    Medical Services

ENDOSCOPIC STUDIES                                            X                                       X
Professional Component
-    With Biopsy
-    Without Biopsy

Facility (Office Based) Component                                                 X                   X
-    With Biopsy
-    Without Biopsy

Facility (Non-Office Based) Component                                             X                   X
-    With Biopsy
-    Without Biopsy

               DESCRIPTION OF SERVICES
      [RPO RISK SERVICES AND INSTITUTIONAL RISK                                                  PERFORMANCE
        SERVICES AGREED UPON BETWEEN RPO AND                 RPO         INSTITUTIONAL RISK      BONUS FUND
             INSTITUTIONAL RISK MANAGER]                RISK SERVICES         SERVICES            SERVICES
---------------------------------------------------   ----------------   ------------------   ----------------
EXPERIMENTAL PROCEDURES                                  Not Covered         Not Covered         Not Covered
                                                      Medical Services    Medical Services    Medical Services

FAMILY PLANNING                                               X                                       X
-    Professional Component
-    Facility Component                                                           X                   X
-    Insertion of Contraceptive Device                        X                                       X
-    Diaphragms/IUD (dispensed by physician)                  X                                       X
-    Diaphragms/IUD (dispensed by pharmacy)                                  Using Texas              X
                                                                          HealthSpring PBM
-    Oral Contraceptives                                                     Using Texas              X
                                                                          HealthSpring PBM
-    Reversal of Sterilization                           Not Covered         Not Covered         Not Covered
                                                      Medical Services    Medical Services    Medical Services

FETAL MONITORING                                                                  X                   X
-    Inpatient, Facility
-    Outpatient, Facility                                                         X                   X
-    Outpatient, Professional                                 X                                       X
-    Inpatient, Professional                                  X                                       X

GENETIC TESTING                                               X                                       X

HEALTH EDUCATION                                                                  X                   X
-    Inpatient
-    Outpatient                                               X                                       X

HEALTH EVALUATION (Professional services - physical           X                                       X
examination)

HEARING SCREENING                                             X                                       X

HEMODIALYSIS                                                  X                                       X
-    Professional Component
-    Inpatient, Facility Component                                                X                   X
-    Outpatient, Facility Component

HOME HEALTH CARE                                                                  X                   X

HOSPICE SERVICES(1)                                           X                                       X
-    Professional Component
-    Inpatient                                                                    X                   X

----------
(1) Medical care services and health care services related to the terminal illness leading to hospice care are excluded from IPA Risk Services and Institutional Risk Services.

         DESCRIPTION OF SERVICES
[RPO RISK SERVICES AND INSTITUTIONAL RISK                                        PERFORMANCE
   SERVICES AGREED UPON BETWEEN RPO AND          RPO        INSTITUTIONAL RISK    BONUS FUND
       INSTITUTIONAL RISK MANAGER]          RISK SERVICES        SERVICES          SERVICES
-----------------------------------------   -------------   ------------------   -----------
HOSPITAL BASED PHYSICIANS                         X                                   X
-    Anesthesiology
-    Audiology
-    Cardiology
-    Neonatology
-    Neurology
-    Nephrology
-    Nuclear Medicine
-    Pathology
-    Physical Medicine
-    Pulmonary
-    Radiology
-    Radiation Oncology
-    Surgeon

HOSPITALIZATION                                   X                                   X
-    Professional Component
-    Facility Component                                              X                X

HYPERBARIC CHAMBER
-    Professional Component                       X                                   X
-    Facility Component                                              X                X

HYPERBARIC CHAMBER
-    Professional Component                       X                                   X
-    Facility Component                                              X                X

IMMUNIZATIONS & INOCULATIONS
-    As Medically Indicated                       X                                   X
-    For Work/Travel                         Not Covered        Not Covered      Not Covered
                                               Medical       Medical Services      Medical
                                               Services                            Services

INFERTILITY
-    Professional Component                       X                                   X
-    Facility Component                                              X                X

INJECTIONS & INJECTED SUBSTANCES
-    Administered by RPO Provider                 X                                   X
-    Self-administered by Member -
     injected substances dispensed by
     RPO/medical group physician/provider         X                                   X
-    Self-administered by Member -
     coverage as defined by CMS (see
     Organ Transplant)                                               X                X

INSULIN & SYRINGES                                                   X                X

LABORATORY SERVICES
-    Outpatient                                   X                                   X
-    Inpatient                                                       X                X

LITHOTRIPSY
-    Professional Component                       X                                   X
-    Facility Component                                              X                X

MAMMOGRAPHY                                       X                                   X
-    Professional Component
-    Facility Component

MEDICATION
-    Inpatient, including take home drugs                            X                X

         DESCRIPTION OF SERVICES
[RPO RISK SERVICES AND INSTITUTIONAL RISK                                        PERFORMANCE
   SERVICES AGREED UPON BETWEEN RPO AND          RPO        INSTITUTIONAL RISK    BONUS FUND
       INSTITUTIONAL RISK MANAGER]          RISK SERVICES        SERVICES          SERVICES
-----------------------------------------   -------------   ------------------   -----------
-    Home I.V. Therapy                                               X                X
-    Outpatient, covered injectables -
     dispensed by RPO/medical group
     physician/provider                           X                                   X
-    Outpatient, all other covered                              Using Texas           X
     non-injectable medications (see                         HealthSpring PBM
     Texas HealthSpring formulary for
     benefits)

MENTAL HEALTH                                                   Using Texas
-    Inpatient, Facility Component                            HealthSpring MH         X
                                                                  vendor
-    Inpatient, Professional Component                          Using Texas           X
                                                              HealthSpring MH
                                                                  vendor
-    Outpatient, Professional Component           X            Using Texas            X
                                                             HealthSpring MH
                                                                 vendor

NUCLEAR MEDICINE
-    Inpatient, Facility Component                                   X                X
-    Outpatient, Facility Component               X                                   X
-    Professional Component                       X                                   X

NUTRITION/DIETETIC COUNSELING
-    Inpatient, Professional Component                               X                X
-    Outpatient, Professional Component           X                                   X

OB/GYN EXAM (Professional services)               X                                   X

OB COMPLICATION
-    Inpatient, Professional Component            X                                   X
-    Inpatient, Facility Component                                   X                X
-    Outpatient, Office Based Diagnostic
     Services                                     X                                   X
-    Outpatient, Non Office Based
     Diagnostic Services                          X                                   X

OFFICE VISIT SUPPLIES, SPLINTS, BANDAGES,
ETC.                                              X                                   X

OPTOMETRY (other than Medically Necessary    Not Covered        Not Covered       Not Covered
Refractions)                                   Medical       Medical Services       Medical
                                               Services                            Services

ORGAN TRANSPLANTS                                 X                                   X
-    Professional Component
-    Facility Component                                              X                X
-    Member self-administered drugs (i.e.
     blood clotting factors,
     immunosuppressive therapy,
     osteoporosis therapy, erythropoietin
     (dialysis), etc.)                                               X                X

OUT-OF-MEDICARE+CHOICE SERVICE AREA
SERVICES/OUT-OF-NETWORK SERVICES
(as directed or referred by RPO or
RPO Provider)                                                                         X
-    Professional Component                       X                                   X
-    Facility Component                                              X                X

OUTPATIENT SURGERY (Non Office Based
Services)
-    Facility Component                                              X                X

         DESCRIPTION OF SERVICES
[RPO RISK SERVICES AND INSTITUTIONAL RISK                                        PERFORMANCE
   SERVICES AGREED UPON BETWEEN RPO AND          RPO        INSTITUTIONAL RISK    BONUS FUND
       INSTITUTIONAL RISK MANAGER]          RISK SERVICES        SERVICES          SERVICES
-----------------------------------------   -------------   ------------------   -----------
-    Professional Component
     (interpretative physicians)                  X                                   X
-    Professional Component (other -
     surgeon, assistant surgeon, etc.)            X                                   X
-    Anesthesiology                               X                                   X

OUTPATIENT SURGERY - FACILITY BASED
PHYSICIANS                                        X                                   X
-    Anesthesiology
-    Audiology
-    Cardiology
-    Emergency Room
-    Diagnostic Services
-    Neonatology
-    Neurology
-    Nephrology
-    Pathology
-    Physical medicine
-    Pulmonary
-    Radiology
-    Radiation Oncology
-    Surgeon

PACEMAKERS AND OTHER IMPLANTABLE DEVICES
-    Inpatient
-    Office Based                                                    X                X

PART A CMS DEFINED COVERED MEDICAL
SERVICES                                                             X                X

PART B CMS DEFINED COVERED MEDICAL
SERVICES                                          X                                   X

PEDIATRIC SERVICE (Professional Newborn
Care)                                             X                                   X

PHYSICIAN VISITS
-    Hospitalist
-    To SNF
-    To Patient's Home                            X                                   X

PHYSICIAN OFFICE VISITS/CONSULTATIONS             X                                   X

PODIATRY SERVICES
-    Non-Office Based Facility Component                             X                X
-    Office Based Facility Component              X                                   X
-    Non-Office Based Professional
     Component                                    X                                   X
-    Office Based Professional Component          X                                   X

POLYSOMNOGRAPHY
-    Professional Component                       X                                   X
-    Facility Component                                              X                X

PRE-ADMISSION TESTING
-    Facility Component                                              X                X
-    Professional Component                       X                                   X

               DESCRIPTION OF SERVICES
      [RPO RISK SERVICES AND INSTITUTIONAL RISK                                                     PERFORMANCE
         SERVICES AGREED UPON BETWEEN RPO AND                  RPO          INSTITUTIONAL RISK      BONUS FUND
             INSTITUTIONAL RISK MANAGER]                  RISK SERVICES          SERVICES            SERVICES
-----------------------------------------------------   ----------------   -------------------   ----------------
PREGNANCY
-    Facility Component                                                             X                    X
-    Professional Component                                     X                                        X

PRESCRIPTION DRUGS (See Texas HealthSpring formulary                          X Using Texas
for benefits)                                                                HealthSpring PBM            X

PROSTHETIC DEVICES
-    Surgically Implanted
-    Outpatient                                                                     X                    X

RADIATION THERAPY
-    Facility Component                                                             X                    X
-    Professional Component                                     X                                        X

RADIOLOGY SERVICES
-    Inpatient (Professional)                                   X                                        X
-    Inpatient (Facility)                                                           X                    X
-    Outpatient (Professional)                                  X                                        X
-    Outpatient (Facility)                                      X                                        X
-    Outpatient Surgery (Professional)                          X                                        X
-    Outpatient Surgery (Facility)                                                  X                    X

RECONSTRUCTIVE SURGERY
-    Professional Component                                     X                                        X
-    Facility Component                                                             X                    X
-    Prosthetics                                                                    X                    X

REFRACTIONS (other than Medically Necessary services)      Not Covered     Not Covered Medical      Not Covered
                                                        Medical Services         Services        Medical Services

REFRACTIONS (Medically Necessary Ophthalmologic
services)                                                       X                                        X

REHABILITATION
-    Inpatient, Professional Component                          X                                        X
-    Inpatient, Facility Component                                                  X                    X
-    Outpatient, Professional Component                         X                                        X
-    Outpatient, Office Based Facility Component                X                                        X
-    Outpatient, Non-Office Based Facility Component            X                   X                    X

SKILLED NURSING FACILITY
-    Facility Component                                                             X                    X
-    Professional Component                                     X                                        X

SOCIAL SERVICES - MEDICAL                                                           X                    X
-    Inpatient
-    Outpatient                                                                     X                    X

SPECIALIST CONSULTATIONS                                        X                                        X

SURGICAL SUPPLIES                                                                   X                    X
-    Inpatient Facility
-    Outpatient Facility                                                            X                    X
-    Outpatient, Office Based                                   X                                        X

TISSUE PLASMINOGEN (TPA)                                                            X                    X

TMJ                                                             X                                        X
-    Professional Component
-    Facility Component                                                             X                    X

               DESCRIPTION OF SERVICES
      [RPO RISK SERVICES AND INSTITUTIONAL RISK                                                     PERFORMANCE
      SERVICES AGREED UPON BETWEEN RPO AND                     RPO          INSTITUTIONAL RISK      BONUS FUND
             INSTITUTIONAL RISK MANAGER]                  RISK SERVICES          SERVICES            SERVICES
-----------------------------------------------------   ----------------   -------------------   ----------------
-    Office Based Facility Component                                                X                    X

TRANSITIONAL CARE, INPATIENT                                    X                                        X
-    Professional Component
-    Facility Component                                                             X                    X

URGENT CARE                                                                         X                    X
-    Facility Component
-    Office Based Facility Component                            X                                        X
-    Professional Component                                     X                                        X

VISION SCREENING (Non-Refraction Professional
Services)                                                       X                                        X

VISION CARE                                                     X                                        X
-    Implanted lenses for cataract surgery,
     Professional Component
-    Implanted lenses for cataract surgery, Facility
     Component                                                                      X                    X
-    Lenses and frames incidental to cataract surgery                               X                    X
-    All other eyeglasses or corrective lenses and         Not Covered     Not Covered Medical      Not Covered
     frames                                             Medical Services         Services        Medical Services

                           ASSIGNMENT OF THE AGREEMENT
                                 BY AND BETWEEN
                               HEALTHSPRING, INC.
                                       AND
                       RENAISSANCE PHYSICIAN ORGANIZATION

This assignment (the "Assignment") shall hereby assign the Amended and Restated IPA Services Agreement executed by and between RENAISSANCE PHYSICIAN ORGANIZATION (referred to as "RPO") and HEALTHSPRING, INC. D/B/A TEXAS HEALTHSPRING, INC. ("HealthSpring"). Unless otherwise indicated herein, all defined terms included herein shall have the same meanings attributed to such terms in the Agreement and references to section numbers are to sections of the Agreement. The Agreement is hereby assigned as follows, effective MARCH 31, 2003 with performance to begin as of the date that HealthSpring is licensed by TDI as a basic services health maintenance organization (the "Assignment Effective Date").

                                    RECITALS

WHEREAS, HealthSpring is a Tennessee corporation licensed in Texas as a health maintenance organization and duly authorized to arrange for the provision of services to Members enrolled in HealthSpring's Medicare+Choice Benefit Program;

WHEREAS, Texas HealthSpring I, LLC (Texas HealthSpring) is a Texas limited liability company licensed by TDI as a health maintenance organization and a direct Affiliate of HealthSpring, Inc.;

WHEREAS, RPO is an entity licensed or approved in Texas to directly or indirectly provide or arrange for the provision of healthcare services to Medicare+Choice Plan Members; and

WHEREAS, HealthSpring desires to assign the Agreement to its Affiliate Texas HealthSpring I, LLC for all purposes as of the Assignment Effective Date.

NOW THEREFORE, and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and stipulated for all purposes, the parties agree as follows:

                                    AGREEMENT

I. ASSIGNMENT OF AGREEMENT. The Agreement is hereby assigned to TEXAS HEALTHSPRING I, LLC as per the assignment provisions set forth in the Agreement which provide for assignment of the Agreement to an Affiliate without the written consent of RPO.

II. ALL OTHER TERMS OF AGREEMENT TO REMAIN UNCHANGED. Except as specified herein, the terms and conditions of the Agreement shall remain in full force and effect as if fully set forth herein.

IN WITNESS WHEREOF, HealthSpring has executed this Assignment of the Agreement as of the Assignment Effective Date above written.

HEALTHSPRING, INC.


-------------------------------------
Signature

Herbert A. Fritch
Printed Name

CEO
Title

7-1-03
Date

                                    AMENDMENT
                                     TO THE
                             IPA SERVICES AGREEMENT
                                 BY AND BETWEEN
                            TEXAS HEALTHSPRING I, LLC
                                       AND
                    RENAISSANCE PHYSICIAN ORGANIZATION, INC.

This amendment (the "Amendment") shall amend the IPA Services Agreement (the "Agreement") dated March 1, 2003 executed by and between TEXAS HEALTHSPRING I, LLC. ("Texas HealthSpring") and RENAISSANCE PHYSICIAN ORGANIZATION, INC. ("RPO"). Unless otherwise indicated herein, all defined terms included herein shall have the same meanings attributed to such terms in the Agreement and references to section numbers are to sections of the Agreement. This Agreement is hereby amended as follows, effective JULY 1, 2003 (the "Amendment Effective Date").

                                    RECITALS

WHEREAS, Texas HealthSpring is a HMO duly organized and licensed in the State of Texas;

WHEREAS, RPO is a medical group, individual practice association, professional association, corporation or other public or private entity that provides or arranges for the provision of professional medical services and medical products;

WHEREAS, both parties agree to amend the Agreement to reflect changes as set forth below.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein. Renaissance and Texas HealthSpring agree as follows:

1. This Agreement is hereby amended in that RPO agrees that all Specialist Physician, Ancillary, Hospital Based Physician and Inpatient Manager Agreements currently held by Renaissance Physician Organization will be available to Texas HealthSpring to accept referrals from Primary Care Physicians affiliated with Texas HealthSpring through a direct Physician Services Agreement. The reimbursement from Texas HealthSpring to the aforementioned providers shall be in accordance with Schedule A-4 Fee For Service of the contract between the referenced provider and RPO.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the Effective Date above written.

RENAISSANCE PHYSICIAN ORGANIZATION      TEXAS HEALTHSPRING I, LLC


-------------------------------------   ----------------------------------------
Signature                               Signature

Chairman                                CEO
Title                                   Title

6/26/03                                 7-1-03
Date                                    Date

                                SECOND AMENDMENT
                                     TO THE
                   AMENDED AND RESTATED IPA SERVICES AGREEMENT
                                 BY AND BETWEEN
                            TEXAS HEALTHSPRING I, LLC
                                       AND
                     RENAISSANCE PHYSICIAN ORGANIZATION, INC

This second amendment (the "Amendment") shall amend the Amended and Restated IPA Services Agreement (as amended by that certain Amendment to IPA Services Agreement effective July 1, 2003, the "Agreement") dated MARCH 1, 2003 executed by and between HEALTHSPRING INC., D/B/A TEXAS HEALTHSPRING, INC. ("HealthSpring") and RENAISSANCE PHYSICIAN ORGANIZATION, INC. ("RPO"). Unless otherwise indicated herein, all defined terms included herein shall have the same meanings attributed to such terms in the Agreement and references to section numbers are to sections of the Agreement. The Agreement is hereby amended as follows, effective OCTOBER 15, 2004 (the "Amendment Effective Date").

                                    RECITALS

WHEREAS, effective as of March 31, 2003, HealthSpring assigned all of its rights and obligations under the Agreement to Texas HealthSpring I, LLC, a Texas limited liability company ("Texas HealthSpring");

WHEREAS, Texas HealthSpring is a HMO duly organized and licensed in the State of Texas;

WHEREAS, RPO is a medical group, individual practice association, professional association, corporation or other public or private entity that provides or arranges for the provision of professional medical services and medical products;

WHEREAS, both parties agree to further amend the Agreement to reflect changes as set forth below.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, Renaissance and Texas HealthSpring agree as follows:

1. The Agreement is hereby amended in that Section 4.1, "Term", is deleted in its entirety and replaced with Section 4.1, "Term", as set forth below:

          "4.1 TERM. The term of this Agreement shall be effective for an initial term beginning as of the Effective Date and shall continue though December 31, 2014 (the "Initial Term"). Following the Initial Term, this Agreement shall automatically renew for successive one (1) year periods. Either party may notify the other in writing of its intent to terminate in accordance with this Agreement at least one hundred and eighty (180) days prior to the end of the then-current term of the Agreement."

2. The Agreement is hereby amended in that Section 4.4, "Termination Due to Material Breach", is deleted in its entirety and replaced with Section 4.4, "Termination Due to Material Breach", as set forth below:

          "4.4 TERMINATION DUE TO MATERIAL BREACH. In the event that either RPO or Texas HealthSpring fails to cure a material breach of this Agreement within ninety (90) days of receipt of written notice to cure from the other, the non-defaulting party may terminate this Agreement, effective as of the expiration of said ninety (90) day period. If the breach is cured within such ninety (90) day period, or if the breach is one which cannot reasonably be cured within ninety (90) days, and the defaulting party makes substantial and diligent progress toward curing such default during such ninety (90) day period, this Agreement shall remain in full force and effect. Either party may terminate this Agreement immediately by providing written notice to the other party upon (i) the filing by or against a party in a court of competent jurisdiction of a petition for bankruptcy, reorganization, dissolution, liquidation, or receivership; or (ii) the inability of a party to pay its debts as they mature or an assignment of assets by a party for the benefit of its creditors."

3. The Agreement is hereby amended in that Section 4.6, "Successor Entity or Management", is deleted in its entirety.

4. The Agreement is hereby amended in that Section 6.2 "Assignment" is deleted in its entirety and replaced with Section 6.2, "Assignment", as set forth below:

          "6.2 ASSIGNMENT. Except as may be specifically provided herein to the contrary, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective legal representatives, successors, and assigns. Neither this Agreement, nor any of RPO's rights or obligations hereunder, is assignable by RPO without the prior written consent of Texas HealthSpring, which consent shall not be unreasonably withheld or delayed. Texas HealthSpring may, without RPO's consent, assign this Agreement. However, subject to the following sentence, where such an assignment occurs without RPO's consent to an entity other than a Permitted Assignee (as hereinafter defined), RPO shall, for 30 days, have the right to give the assignee notice of termination of the Agreement effective 180 days from the date of such notice, in the event that such assignment would create a commercially reasonable expectation that the obligations of Texas HealthSpring would not be able to be satisfactorily performed by the assignee in accordance with the terms of the Agreement. Notwithstanding the previous sentence, RPO shall not have the right to terminate the Agreement unless the assignee has terminated more than 50% of Senior Management (as hereinafter defined). For purposes of this Section 6.2 and Section 6.8,(i) "Senior Management" shall be defined as the president, the chief financial officer / chief operating officer, vice president of network operations and the Member IPA administrators of GulfQuest, LP (approximately six individuals as of the date hereof); (ii) "Member IPAs" shall mean Central Houston POD, LLC, Eastside IPA, LLC, Gulf Coast IPA, LLC, Merit IPA, LLC, Metropolitan IPA, LLC, Northwest Suburban IPA, LLC, Pasadena IPA, LLC, Space Center IPA, PA, Southeast Associates-Baytown, LLC, Southwest IPA, LLC, West Houston IPA, LLC and their successors and assigns and
          (iii) a "Permitted Assignee" of any particular entity or other person means any other entity or other person controlling, controlled by or under common control with such person (for purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise)."

5. The Agreement is hereby amended in that Section 6.8, "Exclusive Contract", is deleted in its entirety and replaced with Section 6.8, "Exclusive Contract", as set forth below:

          "6.8 EXCLUSIVE CONTRACT. Texas HealthSpring shall not enter into agreements with delegated physician networks in Harris, Jefferson, Ft. Bend, Brazoria, Galveston, Chambers, Orange, Hardin, Liberty, Montgomery, Waller, Austin, or Wharton counties without the express written consent of RPO. Notwithstanding the foregoing, and in the event RPO is unwilling or unable to provide services to a Member, Texas HealthSpring shall have the ability to contract on a direct basis, when services are not able to reasonably be provided, or are not provided, by RPO in Texas HealthSpring's sole discretion, to ensure Member access is compliant with all applicable state and federal laws, rules or regulations and reasonable industry standards of care. Throughout the Term of this Agreement, RPO agrees that it shall not, and it shall cause its Member IPAs to not, directly or indirectly, provide health care services to any company providing health care coverage to Medicare beneficiaries under the Medicare Advantage (or successor program) with respect to any such company's coverage of Medicare beneficiaries under the Medicare Advantage (or successor) programs other than to Texas HealthSpring."

6. The Agreement is hereby amended in that Section G 1, "Notice of Termination", of Addendum A to the Agreement is deleted in its entirety.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Agreement as of the Amendment Effective Date above written:

RENAISSANCE PHYSICIAN ORGANIZATION      TEXAS HEALTHSPRING I, LLC


-------------------------------------   ----------------------------------------
Signature                               Signature

Acting Chairman                         COO/CFO
Title                                   Title

10-15-2004                              10/15/04
Date                                    Date